UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

J.B. HUNT TRANSPORT SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479.820.0000

Internet Site: jbhunt.com

Notice Of Annual Meeting Of Shareholders

to be held April 25, 2024

The Annual Meeting of Shareholders of J.B. Hunt Transport Services, Inc. (the Company) will be held April 25, 2024, at 10 a.m. (CDT) at the Company’s headquarters, located at 615 J.B. Hunt Corporate Drive in Lowell, Arkansas, for the following purposes:

To elect Directors for a term of one (1) year

To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2024 calendar year

To transact such other business as may properly come before the Annual Meeting or any adjournments thereof

Only shareholders of record on February 20, 2024, will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

The 2023 Annual Report to Shareholders is included in this publication.

By Order of the Board of Directors

JENNIFER R. BOATTINI Corporate Secretary Lowell, Arkansas March 14, 2024

2023 Proxy Statement Summary

YOUR VOTE IS IMPORTANT

PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Internet Site: jbhunt.com

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by J.B. Hunt Transport Services, Inc. (the Company), on behalf of its Board of Directors (the Board), for the 2024 Annual Meeting of Shareholders (the Annual Meeting). The Proxy Statement and the related proxy materials are being released to our shareholders on or about March 14, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD APRIL 25, 2024

This Proxy Statement and our 2023 Annual Report to Shareholders, which includes our Annual Report on Form 10-K, are available at jbhunt.com.

On or about March 14, 2024, we will mail a Notice of Internet Availability of Proxy Materials to our shareholders containing instructions on how to access our proxy materials, including this Proxy Statement and our 2023 Annual Report to Shareholders, and voting instructions on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail. You may follow the instructions on the Notice of Internet Availability of Proxy Materials, then access our proxy materials and vote your shares over the internet. If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date and promptly return the accompanying proxy card in the enclosed addressed postage-paid envelope that will be provided to you in response to your request, even if you plan to attend the Annual Meeting. Please keep the Notice of Internet Availability of Proxy Materials for your reference through the meeting date.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Item	Board Recommendations	Further Details
Election of Directors	FOR	Page 18
Advisory Vote on Executive Compensation	FOR	Page 74
Ratification of Independent Registered Public Accounting Firm	FOR	Page 78

J.B. Hunt Transport Services, Inc. Proxy Statement	1

Proxy Statement

Summary

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY

The summary information provided above is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY INTERNET OR BY REQUESTING A COPY OF PROXY MATERIALS AND COMPLETING, SIGNING, AND DATING A PROXY CARD AND RETURNING IT TO US AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE OR USING THE TELEPHONE OPTION THAT WILL BE PROVIDED IN RESPONSE TO YOUR REQUEST

IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK, OR OTHER NOMINEE AS PROVIDED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

DIRECTOR NOMINEES

Name	Occupation	Age	Director Since	Independent	Other Current Directorships with Publicly Held Companies	Committees Upon Election
Francesca M. Edwardson	American Red Cross of Chicago & Northern Illinois (retired)	66	2011	Yes	Duluth Holdings, Inc.	Audit Corporate Governance
Sharilyn S. Gasaway	Alltel Corp. (retired)	55	2009	Yes	Genesis Energy, LP	Audit (Chair) Compensation Corporate Governance
Thad Hill	Calpine Corporation	56	2021	Yes		Compensation (Chair) Corporate Governance
Bryan Hunt, Jr.	Hunt Automotive Group	65	1991	No	PowerBand Solutions, Inc.
Persio Lisboa	Navistar, Inc. (retired)	58	2023	Yes	James Hardie Industries plc	Audit Corporate Governance
Patrick Ottensmeyer	Kansas City Southern (retired)	66	2024	Yes	The Greenbrier Companies	Compensation Corporate Governance
John N. Roberts, III	Chief Executive Officer	59	2010	No
James L. Robo	Private Investor	61	2002	Yes		Compensation Corporate Governance (Chair)
Shelley Simpson	President	52	-	No

2	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement

Summary

Compensation Objectives, Principles and Practices

We believe the ability to attract, retain and provide appropriate incentives for the senior executive officers and other key employees of the Company is essential to maintaining the company’s leading competitive position, thereby providing for the long-term success of the Company. The overall compensation philosophy of the Company’s Board of Directors and management is guided by the following principles:

Recruitment and Retention

The Company aims to attract, motivate and retain high-performing diverse talent to achieve and maintain a leading position in our industry. Our total compensation package should be strongly competitive with other transportation and logistics companies.

Short-term Incentive

A portion of total compensation should be tied to Company performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater portion of the risk.

Performance and Responsibility

Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual levels, in achieving financial, operational and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

Long-term Incentive

Awards of long-term compensation encourage participating employees to focus on the Company’s long-range growth and development and incent them to manage from the perspective of shareholders with a meaningful stake in the Company, as well as focus on long-term career orientation.

J.B. Hunt Transport Services, Inc. Proxy Statement	3

Proxy Statement

Summary

2023 Business Highlights

4	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement

Summary

J.B. Hunt Transport Services, Inc. Proxy Statement	5

Proxy Statement Summary

J.B. Hunt Corporate Responsibility

Overview/Vision Statement

2023 marked 62 years of doing business. Both reflection and foresight reveal that our success rests on our employees navigating the complexities of the supply chain and creating value for customers by eliminating waste, reducing costs, establishing strong relationships and delivering exceptional service. In the industry, we’re the people you trust with the technology that empowers and capacity to deliver. The Board and Management recognize that the balance of sound corporate governance combined with environmental and social responsibility is the soil where healthy, sustainable business grows. This model offers benefits for all stakeholders. Our priorities are apparent in our key areas of foundations - people, technology and capacity. We understand the honor of being an industry leader comes with the responsibility to keep roadways and employees safe, which we do not take for granted. It has also become increasingly important that we not only recognize the diversity throughout our value chain but create a lasting culture of inclusion that celebrates and encourages diversity in its many forms. Additionally, we feel the urgency to focus on reducing our carbon footprint and uphold our role as good stewards of the environment. Being at the forefront of the latest technology empowers us to significantly improve both our efficiency and safety. We believe this work contributes to the success of our customers, raises the bar in our industry and gives our employees a shared purpose, which creates value for all our stakeholders. We aim to seek out and implement long-term strategies that positively shift the trajectory of the industry and, in turn, help us accomplish our vision: to create the most efficient transportation network in North America.

Sustainability

We continued to make progress in our sustainability journey and explore sustainable solutions. Our willingness to embrace a spirit of curiosity and champion diverse perspectives fuels innovation while remaining customer focused keeps us grounded. Our sustainability journey started before the word sustainability was popular and we continue to take steps to increase our efforts to share that story with our stakeholders. In 2019, the executive management team advanced these efforts with the establishment of our Sustainability Committee led by our then Chief Operating Officer, Craig Harper. Mr. Harper was named our Chief Sustainability Officer in November 2020. In 2021, under the direction of Mr. Harper and with the help of many others, J.B. Hunt was able to successfully launch its first ever Sustainability Report in accordance with the Global Reporting Initiative (GRI) Standard and in alignment with the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) frameworks. The Sustainability Committee is comprised of a diverse group of employees responsible for identifying opportunities to advance our measurement, management and disclosure of our sustainability efforts. The work of this group helps identify and mitigate risks such as climate-related risks and other topics within the social and governance aspects of sustainability. Members of the Committee regularly present to our Nominating and Corporate Governance Committee on the Company’s efforts and investments made to reduce our greenhouse gas (GHG) emissions as part of its oversight of fossil fuel efficiency and progress on reducing the Company’s environmental impact. In 2023, the Company announced Mr. Harper’s retirement effective December 31 and Greer Woodruff's promotion to executive vice president of safety, sustainability and maintenance effective January 1, 2024. The two men worked together for nearly 27 years of Mr. Woodruff’s 36-year career with the Company. In his new position, Mr. Woodruff will lead the company's sustainability initiatives, further its operational safety excellence and corporate security and oversee its equipment, maintenance and driver personnel departments.

6	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement

Summary

Environmental Matters

The Company recognizes that reducing GHG emissions in our business is important to our shareholders, our customers, the communities we serve, the global environment and ultimately the future success of our Company. Increasingly, our customers are making environmental responsibility a priority in their business decision-making, and the same is true for the Company. We’ve worked hard to create solutions to reduce carbon emissions and maintain sound environmental and social responsibility while reducing costs and meeting or exceeding our customers’ operational needs. Our business strategy continues to work toward and prepare for the low carbon transition. We remain encouraged by the advancements being made with alternative fuel vehicles and we believe that they have the potential to significantly reduce our scope 1 emissions. However, until economically viable alternatives for commercial diesel-powered equipment are available, challenges to further reduce our total carbon emissions include but are not limited to the availability of heavy-duty zero-emission vehicles and a robust charging infrastructure. We are expanding the use of biogenic fuels and championing conversion of over-the-road (OTR) shipments to rail through our industry-leading intermodal service offering, which on average reduces a shipment’s carbon footprint by 65% versus highway truck transportation. As fossil fuels represent a significant component of operating costs, management is continually working to minimize the volume used, such as adopting the most advanced technologies provided from original equipment manufacturers (OEMs), utilizing aftermarket products to reduce fuel burn, adopting policies to incentivize reduced fuel burn and assisting manufacturers in developing commercially viable alternative fuel sources. The Company recognizes that reducing our carbon footprint is a continuous journey, and we believe the following items support our commitment to reducing our environmental impact:

Leading the Industry in Sustainability

Morningstar Sustainalytics, a leading ESG data, research and ratings firm included J.B. Hunt on its list of 2024 ESG Top Rated Companies, achieving an Industry Top Rated Badge, for the Company’s work in 2023. This badge distinguishes companies with strong ESG management that strongly outperform their respective industries from the Sustainalytics comprehensive ratings landscape.

Voluntary CARB Compliance

In 2023, the California Air Resource Board (CARB) passed the Advanced Clean Fleets rule (ACF), which requires fleets operating in California to adopt zero-emission vehicle technology. This new regulation joins CARB’s new Clean Truck Check (CTC) emissions monitoring and Transport Refrigeration Unit (TRU) cold storage emissions regulations. With pending litigation, some of the CARB timelines for reporting and enforcement may change, however, we are voluntarily complying with and operating under the rules as they are currently stated. We have created a multi-year plan to ensure we are ACF, CTC and TRU compliant.

Data Accessibility and Transparency

Additionally in 2023, we improved data accessibility and transparency with the launch of our "Environmental, Social and Governance Reporting" section on jbhunt.com. This collection of pages makes our sustainability work, and related information, more available for employees, customers, rating agencies and investors.

Ambitious Goal to Reduce Carbon Emission Intensity 32% by 2034

In November 2022, J.B. Hunt announced a new goal to reduce our carbon emission intensity 32% by 2034 (baseline 2019). This goal advances the Company’s sustainability vision of moving the freight industry towards a low-carbon future while holding true to our customer commitment of providing efficient, quality-driven, competitive supply chain solutions for moving freight.

J.B. Hunt Transport Services, Inc. Proxy Statement	7

Proxy Statement

Summary

Specifically, we will focus on three key areas to reach our emission-reduction target by 2034:

•   Incorporating alternative powered equipment into our fleet

•   Expanding the use of biogenic fuels

•   Improving fuel economy

Achieving the company’s ambitious target is dependent on significant progress with the development and availability of new industry technology and the infrastructure needed to enable day-to-day use on an industry-wide scale. The Company plans to encourage, support and monitor the advancements needed to achieve its goal.

We have achieved an estimated 16.0% reduction in carbon emission intensity from our baseline 2019, on our way to our ambitious 32% goal by 2034. The most progress among our pillars of decarbonization has been in our biogenic consumption.

Alternative Vehicles

We continually seek and evaluate opportunities to utilize emerging technologies in the area of exhaust-free vehicles. In 2017, we were one of the first companies to place an order for an all-electric heavy-duty Class 8 truck. We took delivery of our first company-owned Class 8 electric Freightliner eCascadia truck in the fourth quarter of 2022. And in 2023, we were operating eight eCascadias in southern California, gaining experience for us as we continue to assess and consider larger scale adoption for our dray fleets and our customer dedicated fleets. We currently operate a total of 11 zero emission vehicles with plans to add more in 2024.

Additionally, we continue to participate with the Daimler Electric Vehicle Council and the ACT Fleet Forum to contribute to further progress in the years ahead regarding the availability, commercial viability and infrastructure required to run alternative fuel trucks.

Fuel Technology

Fuel is one of the largest sources of carbon emissions within the supply chain. We strive to find advanced fuel solutions for customers, including the use of biofuels and ensuring the fuel efficiency of our fleets. In 2023, 65% of all fuel purchased was a bio-blended diesel product or renewable diesel. The Company’s total weighted average of fuel from renewable sources was 24%.

Energy-Efficient Trucks and Equipment

We maintain a modern fleet with an average truck age of only 2.23 years* as compared to the 5.5-year industry average. Modernization ensures that we maintain the latest in emission reduction technologies. We also spec our equipment to maximize fuel efficiency with features including aerodynamic packages for both tractors and trailers, governors to limit speed and improve fuel efficiency, idle-reducing cab heaters and automatic manual transmissions (AMTs) that all contribute to improved fuel economy.

*Our average engine age decreased compared to 2021 and 2022 due to returning to our typical trade cycle. Effects of the global COVID-19 pandemic impacted equipment availability and capacity, meaning we retained ownership of assets longer than normal throughout the pandemic.

8	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement

Summary

Championing Intermodal Conversion

J.B. Hunt operates North America’s largest industry-leading intermodal business. Converting OTR shipments to intermodal service is safer, 2.5 times more fuel efficient than standard truck transport, cost effective and environmentally friendly. We estimate that in 2023, our intermodal segment helped to avoid 3.5 million MT CO2e* compared to transportation by truck alone – the equivalent of:

•   92 million urban tree seedlings planted and grown for 10 years**

•   765,000 passenger vehicles off the roads for one year**

•   453,000 average U.S. homes’ total annual energy consumption**

Based on analysis of Shipper 360™ transactions and our annual bid activity, J.B. Hunt estimates that an additional 7 to 11 million shipments could be converted to intermodal, generating further carbon reductions, while supporting long-term growth opportunities for our intermodal business.

In 2022, J.B. Hunt and BNSF Railway announced a joint effort to substantially improve capacity in the intermodal marketplace. As part of the initiative, J.B. Hunt announced plans to grow our intermodal fleet to as many as 150,000 containers in the next two to four years. We have continued adding containers and are in a great position to commit more intermodal capacity and industry leading service to our customers.

Most recently, we launched two new intermodal services in the fourth quarter of 2023. J.B. Hunt, together with BNSF Railway, launched Quantum – a breakthrough intermodal service that accommodates service-sensitive highway freight needs for up to 95 percent on-time delivery rates and delivery times around a day faster than traditional intermodal service. Secondly, we worked with the largest rail provider in Mexico, GMXT, to offer a new intermodal service between key markets in Northern and Central Mexico, through the Eagle Pass, Texas border gateway. Beginning in early 2024, the service creates new opportunities and availability for customers to grow in the expanding Mexico markets.

Renewable Technology

J.B. Hunt invests in renewable technology solutions. Company assets are equipped with solar-powered tracking units that allow us to optimize the usage of trailing equipment and other resources by providing the most accurate information regarding the location and status of the units. This technology allows J.B. Hunt to increase the efficiency of its assets, reduce empty miles and costs and gain better control over its operations.

Carbon-Neutral Shipping Program

In 2022, J.B. Hunt launched CLEAN Transport™, a carbon-neutral program that provides our intermodal customers an easy and flexible method to acquire carbon offset credits equivalent to the emissions produced by their shipments. To extend the emissions reduction achieved through intermodal conversion, a shipment’s remaining emissions are offset with carbon offset credits. The program is designed to be highly customizable to fit each customer’s unique business and sustainability goals.

Engineering for Efficiency

J.B. Hunt has a dedicated engineering team that helps customers optimize their shipping strategy to minimize total miles, maximize payload, and reduce carbon emissions per shipment. CLEAN Transport™ The Carbon Calculator, J.B. Hunt’s proprietary tool calculates a customer’s carbon footprint. We then offer mode conversion solutions, displaying how much carbon reduction can be achieved by converting a load to an intermodal shipment.

*  The rail industry doesn’t release its operational efficiencies until April, which is after this report will be published. Our metric above for intermodal savings was calculated using its 2022 operating efficiencies.

** https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator#results

J.B. Hunt Transport Services, Inc. Proxy Statement	9

Proxy Statement

Summary

Carbon Diet

We provide support to customers with a company developed sustainability practice called the “Carbon Diet.” We educate customers on best practices in supply chain sustainability and supply the resources needed to be successful. The primary components include the use of biogenic fuels, mode conversion, route optimization, the optimized fuel efficiency of our diesel fleet and the exploration and calculated potential impact of alternative vehicles.

Advocacy and Education

J.B. Hunt believes that by sharing knowledge, we can empower and encourage progress in the sustainability of our industry. We participate in many sustainability-focused engagements to support innovation and drive progress in sustainable transportation technology. We also work hard to educate and empower our customers about sustainable transportation technologies, practices and tools.

Social Matters

J.B. Hunt recognizes that operating a successful, sustainable business means acknowledging and addressing important and relevant social issues with sincerity. As a company, we support numerous initiatives in many ways that reflect the values most important to our employees, customers and the communities where we operate. With nearly 35,000 J.B. Hunt employees across North America (~23,000 of which are our truck drivers), we believe our focus on safety, career development, fostering a diverse and inclusive workplace and giving back to the communities we serve are among our highest priorities.

Public Safety

Our commitment to safety, which is a cornerstone of our business, has empowered us to provide best-in-class service to our customers. Keeping the roads safe for our drivers and the motoring public is important to us as a key social responsibility and as a business concern. We train drivers extensively to understand and comply with all required safety measures. J.B. Hunt has made considerable investments in safety over the last two decades because first and foremost, it is the right thing to do, and it is an investment with almost immeasurable returns. We share the road with millions of people across the country every day, and our success depends on keeping those roads as safe as possible for everyone. In addition to complying with relevant industry laws and mandates, J.B. Hunt makes its contribution to public road safety in a variety of ways — driver training, drug testing and investing in technologies that make drivers and equipment safer. We have continuously maintained a satisfactory safety rating from the Federal Motor Carrier Safety Administration (FMCSA) since 1992. This past year was a record year in safety for J.B. Hunt. Our out-of-service (OOS) rates for vehicle, driver and HAZMAT fall substantially below reported national averages in the FMCSA’s Safety and Fitness Electronic Records (SAFER) System. In CSA (Compliance, Safety, Accountability), our 2023 safety performance falls below the threshold of FMCSA’s on-road safety performance BASICs (Behavior Analysis and Safety Improvement Categories) in all categories. Public safety is further promoted through smart purchasing decisions. As new safety technologies are made available, we carefully evaluate each to determine the overall impact and benefit they could bring to our drivers, trucks and equipment.

Defensive Driving Training

J.B. Hunt drivers are certified in a nationwide defensive driving program, involving classroom and in-vehicle training. All drivers are recertified on a regular basis.

Monthly and Quarterly Safety Training

Our drivers participate in regular web-based and classroom safety training. Ongoing driver development is designed to provide additional training for drivers, as well as keep them up to date on regulatory issues and company matters.

10	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement

Summary

Hair Testing

In 2006, J.B. Hunt implemented a policy requiring hair testing for the presence of controlled substances in addition to the U.S. Department of Transportation (DOT) required urine testing. In 2022, J.B. Hunt added Fentanyl to our hair testing panel. Management believes hair testing serves as a more accurate and stringent standard to base an individual’s habitual drug usage and has resulted in a material reduction in unfavorable results from random and post-accident drug tests.

Automatic Onboard Recording Devices/ELDs

We began implementing automatic onboard recording devices in 2007. As an early adopter of this technology, we have seen benefits in its ability to manage compliance with hours-of-service (HOS) regulations and reduce roadside inspection violations. J.B. Hunt remains compliant with the mandate requiring electronic logging devices in commercial vehicles.

Forward Collision Warning System

Installation of forward collision warning systems on our Class 8 tractors began in 2011. Currently, 99.8% of our company Class 8 fleet is deployed with this equipment, which includes an automatic emergency braking system. We have seen a significant reduction in rear-end collision frequency and costs since implementation of these systems.

Video Recording Technology

Installation of video-recording equipment began in 2016. Currently, 98.7% of our Class 8 fleet has forward-facing cameras installed. This equipment provides lane departure warnings and enhanced radar functionalities for some systems, such as braking on stationary objects and pedestrian detection. The primary benefit of this technology is improving driver safety performance.

Additionally, we introduced inward-facing cameras in April 2023. This safety technology leverages artificial intelligence to identify potential risks both outside, and now inside, the cab. We believe this additional technology helps protect motorists on the road while safeguarding our drivers from false claims. By the end of 2023, nearly 60% of our fleet was outfitted with this technology and we will be complete before the end of 2024.

Right-Side Blind Spot Detection

Based on positive driver feedback from testing potential new equipment features, J.B. Hunt has continued outfitting equipment with right-side blind spot detection. This technology aids our drivers in avoiding right lane change, sideswipe and right turn collisions.

Truckers Against Trafficking

As the eyes and ears of the road, we want to empower everyone in the transportation industry to be part of the solution to combat human trafficking. J.B. Hunt launched Truckers Against Trafficking training in 2014 and has trained over 169,000 people to date to recognize and report signs of human trafficking. In 2021, the two organizations led a combatting human trafficking workshop at the University of Arkansas. Additionally, the Company became a signatory of the DOT’s Transportation Leaders Against Human Trafficking Pledge in 2020.

J.B. Hunt Transport Services, Inc. Proxy Statement	11

Proxy Statement

Summary

In June 2023, J.B. Hunt, Tyson Foods and Walmart joined forces to host a half-day summit featuring Truckers Against Trafficking (TAT) to bring together key industry stakeholders, law enforcement and government agencies to work together to close loopholes to traffickers. Additionally, J.B. Hunt hosted the Freedom Drivers Project, which is a mobile exhibit that creates awareness of and educates on the realities of domestic sex trafficking. All of this work provides simple action steps that anyone can take to combat human trafficking.

Million Mile Program

Our Million Mile Celebration has been a J.B. Hunt tradition since 2001, when we celebrate our company drivers who have reached one, two, three, four and five million accident-free miles. The company offers a safe-driving bonus, hosts several days of events and honors drivers in the Walk of Fame. In 2023, we recognized 369 J.B. Hunt drivers for achieving 1, 2, 3, 4 and 5 million miles driven without a preventable accident. This includes company driver Chuck Barrett who achieved five million safe miles driven, becoming only the third J.B. Hunt driver to reach the milestone.

Intermodal Conversion

J.B. Hunt leads the industry in converting OTR shipments to intermodal. We estimate the conversion of shipments from highway to rail has likely resulted in approximately 67 fewer truck-involved fatalities on our nation’s highways during 2023 (using industry average fatality rate per 100 million miles).

IT Risk Management

The Company maintains an Information Technology (IT) risk identification process that encompasses risks associated with enterprise solutions and products and services provided by third-party service providers. Cybersecurity risks are considered a subcategory of IT risks and are therefore part of this process. The Company’s Governance, Risk and Compliance (GRC) team maintains the IT risk register and reports updates to the IT Risk Council, which meets regularly. The IT Risk Council is made up of members representing the Company’s cybersecurity, network, server, client, database and software teams. The Company maintains a Cybersecurity Operations Center (CSOC) comprised of in-house staff, contracted personnel and other third-party security service providers. Our CSOC provides constant monitoring, assessment and defense of all enterprise information systems. The Company also maintains a Security Incident Response Team (SIRT) that responds to high-risk security incidents around the clock. The Company uses various methods to assess our cybersecurity maturity and IT risk management program, including periodic self-assessments and engagements of independent third-party assessors, consultants and auditors.

People Matters

Despite operating over 188,000 pieces of transportation equipment, our single greatest asset is our people. J.B. Hunt strives to provide a supportive and safe work environment for its employees where diverse and innovative ideas can be fostered to solve problems and provide value-added services for our customers. Our employees, customers, vendors and the communities where we operate also share diverse backgrounds and an equally diverse range of interests and passions. J.B. Hunt puts forth its best effort to support initiatives reflecting the company values that are shared with its stakeholders. In 2022, we renamed our Human Resources department to the People Team as a reflection of our people-first thinking.

12	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement

Summary

Veterans Hiring and Support

J.B. Hunt remains committed to hiring and supporting military members. In 2020, the company achieved a six year goal of hiring 10,000 veterans and has since pledged to hire 1,600 veterans per year. We also implemented several training and development programs, like our mentorship initiatives and our work with the Department of Defense’s SkillBridge Internship program, to provide support and resources for transitioning service members and their spouses. In 2021, J.B. Hunt was one of 15 recipients of the 2021 Secretary of Defense Employer Support Freedom Award, in recognition of our exemplary support for National Guard and Reserve employees. Additionally, we participated in a 2022 VETS Employer Roundtable in Washington, D.C. at the invitation of the Department of Labor. The Company was also ranked a top Military Friendly® Employer by VIQTORY for the 17th consecutive year in 2023. And it was our 10th consecutive year participating in Wreaths Across America, where J.B. Hunt delivered approximately 355,000 wreaths to veteran cemeteries nationwide. And to support our active-duty employees, we introduced a new Military Leave Concierge Service to provide assistance through the four phases of military leave.

Employee Healthcare

J.B. Hunt is committed to supporting the health of its workforce, which includes access to high quality benefits. Additionally, the Company makes investments to ensure medical premiums remain as stable as possible. In 2022, our selection of resources available was expanded to support the unique needs of our people and their families. To create a better work-life balance and enhance the experience of working mothers and fathers, we introduced new maternity and parental leave options that provided more flexibility to adoptive parents, expectant mothers and spouses. Fertility specific benefits were added to all medical plans as well. By connecting employees and their families with Spring Health, confidential therapy sessions, personalized mental wellness plans and medication management with in-network providers were easily available. Also, we supported our leaders in being able to navigate mental health on their teams with specific training on how to recognize and connect employees to support for mental health challenges. Ensuring that all members of our team feel supported is crucial to our culture, so alternative options for short-term and long-term disability have been implemented for company drivers. This past year, we prioritized equipping employees to find appropriate healthcare support, assisting with the stress of navigating medical care. Through our vendor Included Health and support from our case management team, we were able to help employees ensure complex or life-altering medical needs were met with the best care available nationally.

Employee Recognition Platform

Celebrating the accomplishments of our teams helps build a culture centered around trust and recognition. Through our annual employee engagement survey, we learned our employees wanted a better way to recognize one another. So, in 2023 we invested in our people by launching the Celebrate recognition platform where leaders can publicly recognize team members, and all our people can publicly recognize each other across the company for hard work, collaboration, and accomplishments.

Office of Inclusion

J.B. Hunt actively seeks to build an inclusive workplace because we recognize the benefits that a broad spectrum of ideas, perspectives, skills, values and beliefs bring to our operations every day. J.B. Hunt’s Office of Inclusion has four pillars that guide their work (connection and wellbeing, enablement, empowerment and brand and reach) and a multi-pronged strategy (office, driver, shop/warehouse). The team works to expand and lead our enterprise inclusion strategy and help foster a more inclusive culture at J.B. Hunt, including the formation of the Inclusion Council. The Inclusion Council, a group of influential senior leaders from across the company with a passion for inclusion, was established in 2022. The work of this group aims to ensure that inclusion remains a key component of creating an exceptional employee experience and drives how we do business. We built on this work in 2023 by rolling out inclusion education throughout the company and created better visibility to data via a new inclusion dashboard where leaders can understand things like engagement scores, training hours and turnover by employee segment.

J.B. Hunt Transport Services, Inc. Proxy Statement	13

Proxy Statement

Summary

Information Privacy Protection Program (IP3)

J.B. Hunt’s Information Privacy Protection Program (IP3) is designed to ensure the privacy of J.B. Hunt’s workers, customers, vendors and other proprietary corporate information. Its mission is to employ privacy best practices in collection, usage, storage and disposal of information in compliance with applicable regulations and to foster a culture that values privacy through awareness. All office personnel are required to complete IP3 training.

Employee Resource Groups (ERGs)

Our ERGs offer opportunities for employee professional development, community engagement and networking. Comprised of groups for women, Latinos, veterans, African Americans, Asian American Pacific Islanders and the LGBTQIA+ community and their allies, our ERGs promote camaraderie within the workforce and allow employees with similar interests to build meaningful work relationships that drive our strategy and impact business. At the end of 2023, we had more than 5,960 shared members in our ERGs, which is roughly 22% membership increase year-over-year.

Elevating Employee Voices

Created in 2015, our ELEVATION initiative is a process to find, foster and follow the ideas that make our company a better place by listening to our employees. Employees at any level, in any business group or in any geographic location can submit ideas on any topic that they believe will make J.B. Hunt a better organization. All ideas are evaluated through a formal review process and since the program’s inception, more than 32,000 ideas have been submitted with over 1,200 being selected for implementation. In 2023, a four-month long campaign entitled ELEVATION 2.0 was launched to improve the efficiency and productivity of operations, creating cost-competitive value for our customers. ELEVATION 2.0 was incredibly successful, resulting in over 6,000 ideas submitted across driver, maintenance and office teams.

We frequently ask for employee feedback through a variety of methods. Every year we conduct a comprehensive company-wide engagement survey to help us find out how we can improve the employee experience at J.B. Hunt. Then, we act on the feedback we receive.

Career and Personal Development

J.B. Hunt provides many opportunities for career growth and professional development. In 2022, we implemented an expansive online library of courses from LinkedIn Learning, an industry leader in online training. Our Talent Development group is constantly expanding the online courses available in Workday and LinkedIn Learning. This is in addition to our tuition reimbursement program, which allows employees to pursue relevant degree programs from accredited colleges or universities. For employees or members of their families seeking to attain their CDL-A license, J.B. Hunt provides access to a CDL Tuition Assistance Program, allowing them to pursue a role as part of our fleet of world class drivers. With tuition reimbursement opportunities for full-time employees to paid internships, we’re proud to support development opportunities for our employees.

In 2023, we introduced the Technician Career Advancement program for all of our tractor, trailer and mobile technicians in J.B. Hunt shops across the country. In the program, our technicians make their way through different training modules focused on key areas of equipment maintenance and repairs as well as earning pay raises as you go. Additionally, J.B. Hunt’s Apprenticeship Program for truck drivers provides paid on-the-job training to recent CDL-A graduates. Drivers hired into this program train alongside a J.B. Hunt driver trainer for six weeks and after successful completion of their training, drivers have an opportunity to transition to a full-time position within our fleet.

14	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement

Summary

J.B. Hunt Scholarship Program for Families

Since launching the J.B. Hunt Scholarship Program for Families in 2022, J.B. Hunt has provided a total of $687,500 in educational financial assistance for the families of J.B. Hunt employees. Every year, the program awards a total of $250,000 in scholarships to 100 children and grandchildren of our employees across the country. The application-based scholarship program is available to dependent children or grandchildren of J.B. Hunt employees who currently attend or plan to attend an accredited two or four-year college, trade school or vocational school. Awards are renewable each year for up to four years as long as the recipient maintains a 2.5 GPA and full-time enrollment. Applications are open to family members of J.B. Hunt employees (director level and below) who have been employed by the company for at least one year.

Company Giving

Traditional philanthropic strategies often rule out organizations that do not meet certain privileged criteria. J.B. Hunt is proud to promote disruptive philanthropy, which fractures existing giving values and applies new technologies and competitive charitable models to raise awareness about exclusion within traditional philanthropic strategies. J.B. Hunt is a champion for advocating for organizations that, in the past, have not received the recognition or opportunities that they may deserve. In 2023, company and employee contributions toward J.B. Hunt’s company pillars of Healthcare, Veterans, Crisis Management and Education exceeded $1 million.

Governance Highlights

We believe that good corporate governance helps to ensure the Company is managed for the long-term benefit of all of our stakeholders and accordingly observe the following key corporate governance principles:

Director Independence

The Company maintains a Board of Directors comprised of a majority of individuals who satisfy the criteria for independence under the Nasdaq listing standards.

Lead Director and Independent Director Executive Sessions

Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with the position of Independent Lead Director being established to direct these executive sessions and authority to call additional meetings of independent directors as deemed necessary.

Board Committees

The Company requires all committees of the Board be comprised solely of independent directors and formal charters have been established outlining the purpose, composition and responsibility of each committee, with all having authority to retain outside, independent advisors and consultants as needed.

Board Qualifications

The Board has established qualification guidelines for director nominees and performs continual evaluation of current director performance and qualifications.

J.B. Hunt Transport Services, Inc. Proxy Statement	15

Proxy Statement

Summary

Board Attendance and Overboarding

The Board has adopted formal Corporate Governance Guidelines, including director attendance expectations and requires limitations and preapproval of director membership on other corporate boards.

Board Diversity

The Board maintains diversity in both gender and ethnic representation by identifying nominees whose backgrounds, attributes and experiences taken as a whole will contribute to the high standards of Board service to the Company.

Code of Conduct

The Company has adopted a formal Code of Ethical and Professional Standards applicable to all directors, officers and employees of the Company.

* Upon his reelection to the Board on April 25, 2024, our current CEO John N. Roberts, III will become executive Chairman of the Board and serve in both positions until his retirement as CEO of the Company, effective July 1, 2024.

16	Proxy Statement J.B. Hunt Transport Services, Inc.

Proxy Statement

Summary

Accolades

J.B. Hunt operates in a highly competitive industry which requires an intense focus on continuous improvement across all aspects of the business. From introducing innovative and disruptive technologies that drive efficiencies in operations, to championing for enhancements to industry safety standards, we remain committed to our vision to create the most efficient transportation network in North America. In 2023, J.B. Hunt is proud to have been recognized with the following:

Recognitions

●	Named Top 3PL for the 14th consecutive year by Inbound Logistics

●	Named Top 100 Trucker by Inbound Logistics for 14th consecutive year

●	Received multiple Quest for Quality Awards from Logistics Management

●	Ranked 2nd on Transport Topics Top Dedicated Contract Carriers

●	Ranked 5th on Transport Topics Top 100 Logistics Companies

●	Ranked 3rd on Transport Topics Top 100 List of Largest For-Hire Carriers

●	Named Top 3PL and Cold Storage Provider from Food Logistics for 11th time

●	Named to the FreightTech 25 List for 2023 by FreightWaves

●	Named one the World’s Most Admired Companies 2023 by Fortune Magazine

●	Recognized again as a Top Company for Women to Work for in Transportation by Women in Trucking

●	Named Military Friendly Employer by VIQTORY for 17th consecutive year

●	Named Top 75 Green Supply Chain Partner (G75) for 13th consecutive year by Inbound Logistics

●	Ranked 280 on the Fortune 500 list

●	Named One of America’s Greatest Workplaces for Job Starters by Newsweek

●	Named One of America’s Greatest Workplaces for Women by Newsweek

●	Named One of America’s Greatest Workplaces by Newsweek

●	Named One of America’s Greatest Workplaces for Parents and Families by Newsweek

●	Named One of America’s Greatest Workplaces for Diversity by Newsweek

●	Named One of America’s Best Employers for Women by Forbes

●	Named One of America’s Best Large Employers by Forbes

J.B. Hunt Transport Services, Inc. Proxy Statement	17

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal Number One

Election of Directors

Our Board nominates Francesca M. Edwardson, Sharilyn S. Gasaway, Thad Hill, Bryan Hunt, Persio Lisboa, Patrick Ottensmeyer, John N. Roberts, III, James L. Robo, and Shelley Simpson as directors to hold office for a term of one year, expiring at the close of the 2025 Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier resignation or removal. Both Patrick Ottensmeyer and Shelley Simpson are new candidates nominated by the Board at the recommendation of our independent directors. Mr. Ottensmeyer was appointed to the Board in January 2024 as a nonemployee director, while Ms. Simpson is currently President of the Company and has been nominated in connection with her appointment as incoming Chief Executive Officer of the Company effective in July 2024. The Board believes that these director nominees are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the shareholders as a whole. Biographical information on each of these nominees is set forth below in “Nominees for Director.”

As further discussed below, two of our current directors, Wayne Garrison and Kirk Thompson, will each transition to the newly formed role of Honorary Founding Director upon the expiration of their current term as a director at our 2024 Annual Meeting and, thus, are not standing for reelection to the Board. If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Directors And Executive Officers Of The Company

Number of Directors and Term of Directors and Executive Officers

The Second Amended and Restated Bylaws of J.B. Hunt Transport Services, Inc., as amended (the Bylaws), provide that the number of directors shall not be less than three or more than 12, with the exact number to be fixed by the Board. In 2023, the Board consisted of nine directors. On January 12, 2024, the Board approved an increase in the size of the Board to ten directors and appointed Patrick Ottensmeyer to the tenth director position. On February 28, 2024, the Board voted to reduce the number of directors constituting the whole Board back to nine directors, effective upon the election of directors at the 2024 Annual Meeting. Directors serve a term of one year from their election date to the Annual Meeting.

Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected.

At the Company’s Annual Meeting, the shareholders of the Company elect successors for directors whose terms have expired. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. No director will be eligible to stand for re-election or be elected to a vacancy once he or she has reached 72 years of age. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

18	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 1

Election of Directors

Nominees For Director

Terms expire 2025

Francesca M. Edwardson

Age: 66

Director Since: 2011

Committees Upon Election: Audit Committee, Nominating and Corporate Governance Committee

Principal Occupation: American Red Cross of Chicago and Northern Illinois (retired)
Recommendation: The Board has determined that Ms. Edwardson continues to qualify to serve as a Director of the Company based on her lengthy and successful experience in both the transportation industry and legal environment, which provide respected insight and guidance to both the Board and management.

Experience: Ms. Edwardson retired as the Chief Executive Officer of the American Red Cross of Chicago and Northern Illinois, a business unit of the American Red Cross, in 2016, a position she held since 2005. She previously served as Senior Vice President and General Counsel for UAL Corporation, a predecessor company to United Airlines Holdings, Inc. She has also been a partner in the law firm of Mayer Brown and the Executive Director of the Illinois Securities Department. Ms. Edwardson is a graduate of Loyola University in Chicago, Illinois, holding degrees in economics and law.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): Duluth Holdings, Inc. (Chair of Compensation Committee)

Other Directorships – Private Organizations (Prev. 5 Yrs.): Lincoln Park Zoo (Board Chair)

Family Relationships: None

Sharilyn S. Gasaway

Age: 55

Director Since: 2009

Committees Upon Election: Audit Committee (Chair), Executive Compensation Committee, Nominating and Corporate Governance Committee

Principal Occupation: Alltel Corp. (retired)

Recommendation: The Board has determined that Ms. Gasaway’s experience in accounting, finance, mergers and acquisitions, and regulatory matters, all gained through her extended tenures within the financial environment, which provide unquestionable value to the Company, qualify her to continue to serve as a Director of the Company.

Experience: Ms. Gasaway served as Executive Vice President and Chief Financial Officer of Alltel Corp., the Little Rock, Arkansas-based Fortune 500 wireless carrier, from 2006 to 2009. She was part of the executive team that spearheaded publicly traded Alltel’s transition through the largest private equity buyout in the telecom sector and was an integral part of the successful combination of Alltel and Verizon. She also served as Alltel’s Corporate Controller and Principal Accounting Officer from 2002 to 2006. Joining Alltel in 1999, she served as Director of General Accounting, Controller, and Vice President of Accounting and Finance. Prior to joining Alltel, she worked for eight years at Arthur Andersen LLP. Ms. Gasaway has a degree in accounting from Louisiana Tech University and is a Certified Public Accountant.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): Genesis Energy, LP (Chair of Audit Committee), Waddell & Reed Financial, Inc. (Chair of Audit Committee) (No longer publicly traded)

Other Directorships – Private Organizations (Prev. 5 Yrs.): Louisiana Tech University Foundation, Louisiana Tech University College of Business Advisory Board, Arkansas Children’s, Inc., Arkansas Children’s Foundation

Family Relationships: None

J.B. Hunt Transport Services, Inc. Proxy Statement	19

Proposal 1

Election of Directors

Thad (John B., III) Hill

Age: 56

Director Since: 2021

Committees Upon Election: Executive Compensation Committee (Chair), Nominating and Corporate Governance Committee

Principal Occupation: Calpine Corporation
Recommendation: The Board has determined that Mr. Hill’s expertise in financial and capital markets and experience leading a diverse and geographically dispersed workforce qualify him to serve as a Director of the Company.

Experience: Mr. Hill is President and Chief Executive Officer for Calpine Corporation (Calpine), one of the nation’s largest independent competitive power companies, operating power plants and retail businesses in 22 states and Ontario, Canada. Mr. Hill has led Calpine since 2014, when he was promoted from President and Chief Operating Officer to his current position. Prior to joining Calpine, he was Executive Vice President of NRG Energy and President of NRG Texas, where he was responsible for NRG’s largest regional business. Mr. Hill received his Bachelor of Arts degree from Vanderbilt University magna cum laude and his Master of Business Administration degree from the Amos Tuck School of Dartmouth College, where he was elected an Edward Tuck Scholar.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): Calpine Corporation (No longer publicly traded)

Other Directorships – Private Organizations (Prev. 5 Yrs.): Amos Tuck School of Dartmouth College, Episcopal High School, Greater Houston Partnership

Family Relationships: None

Bryan Hunt

Age: 65

Director Since: 1991

Committees Upon Election: None

Principal Occupation: Hunt Automotive Group
Recommendation: The Board has determined that Mr. Hunt’s historical and current knowledge of the company and valuable contributions to the Board of J.B. Hunt since 1991 continue to qualify him to serve as a Director of the Company.

Experience: Mr. Hunt served as an employee of the Company from 1983 through 1997. He is the Managing Member of Progressive Car Finance, a private company that provides financing for automobile dealers; and 71B Auto Auction and 71B Mobile Auto Auction, both private companies engaged in the auction of automobiles, trucks, boats and other motor vehicles to dealers and the general public in Arkansas and Kansas. A graduate of the University of Arkansas, he has degrees in marketing and transportation.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): PowerBand Solutions, Inc.

Other Directorships – Private Organizations (Prev. 5 Yrs.): The New School

Family Relationships: Son of co-founders J.B. and Johnelle Hunt

20	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 1

Election of Directors

Persio Lisboa

Age: 58

Director Since: 2023

Committees Upon Election: Audit Committee, Nominating and Corporate Governance Committee

Principal Occupation: Navistar, Inc. (retired)
Recommendation: The Board has determined that Mr. Lisboa’s business and financial expertise and experience leading a large global company qualify him to serve as a Director of the Company.

Experience: Mr. Lisboa retired as President and CEO of Navistar, Inc., a global original equipment manufacturer in the transportation industry, in October 2021. Prior to his ultimate leadership role of the company, Mr. Lisboa’s 35-year career with Navistar included management positions in sales and marketing, manufacturing, supply chain and procurement within both domestic and international operations. Mr. Lisboa is a graduate of Pontifícia Universidade Católica de São Paulo where he received a Bachelor of Science degree in business administration with a marketing specialization.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): James Hardie Industries plc (Chairman of Remuneration Committee)

Other Directorships – Private Organizations (Prev. 5 Yrs.): Ascendance Trucks, LLC, Allegiance Trucks, LLC

Family Relationships: None

Patrick Ottensmeyer

Age: 66

Director Since: 2024

Committees Upon Election: Compensation Committee, Nominating and Corporate Governance Committee

Principal Occupation: Kansas City Southern (retired)
Recommendation: The Board has determined that Mr. Ottensmeyer’s business and financial expertise and experience leading a Class I railroad qualify him to serve as a Director of the Company.

Experience: Mr. Ottensmeyer served as President and CEO of Kansas City Southern (KCS), a Class I railroad, from 2015 to 2023, until the completion of the merger creating Canadian Pacific Kansas City (CPKC) in 2023. From 2008 to 2015, he was executive vice president of sales and marketing at KCS and served as executive vice president and Chief Financial Officer at the railroad from 2006 to 2008. Mr. Ottensmeyer served as the U.S. Chairman of the U.S. Chamber of Commerce’s U.S.-Mexico Economic Council (USMXECO) from 2019 to 2023. In this role as leader of the U.S.-Mexico CEO Dialogue, he was instrumental in representing business interests during the formation of the United States-Mexico-Canada Agreement (USMCA) from 2017-2020. Mr. Ottensmeyer holds a Bachelor of Science in Finance from Indiana University.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): The Greenbrier Companies

Other Directorships – Private Organizations (Prev. 5 Yrs.): Oaktree Transportation & Infrastructure Fund, U.S. Rail & Logistics, Watco Companies

Family Relationships: None

J.B. Hunt Transport Services, Inc. Proxy Statement	21

Proposal 1

Election of Directors

John N. Roberts, III

Age: 59

Director Since: 2010

Committees Upon Election: None

Principal Occupation: J.B. Hunt Transport Services, Inc.
Recommendation: The Board has determined that Mr. Roberts continues to qualify to serve as a Director of the Company based on his past success while serving as the Company’s Chief Executive Officer.

Experience: Mr. Roberts is currently the Company’s Chief Executive Officer, a role he has held since 2010, and will become executive Chairman of the Board effective upon his reelection to the Board at our 2024 Annual Meeting. Mr. Roberts plans to retire as Chief Executive Officer of the Company effective July 1, 2024. He will remain Chairman of the Board following his retirement as Chief Executive Officer. A graduate of the University of Arkansas, he served as Chief Executive Officer and President of the Company from 2010 to 2022 and as Executive Vice President and President of Dedicated Contract Services from 1997 to December 31, 2010. Joining the Company in 1989, he began his career as a Management Trainee and subsequently served as an EDI Services Coordinator, Regional Marketing Manager for the Intermodal and Truckload business units, Business Development Executive for DCS, and Vice President of Marketing Strategy for the Company.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): None

Other Directorships – Private Organizations (Prev. 5 Yrs.): Federal Reserve Bank of St. Louis, Arkansas Children’s Northwest

Family Relationships: None

James L. Robo

Age: 61

Director Since: 2002

Committees Upon Election: Nominating and Corporate Governance Committee (Chair), Executive Compensation Committee, Independent Lead Director

Principal Occupation: Private Investor
Recommendation: The Board has determined that Mr. Robo’s financial expertise, leadership experience, and business experience gained through his leadership of a large complex corporation, qualify him to continue to serve as a Director of the Company.

Experience: Mr. Robo is a private investor and former Chairman and Chief Executive Officer of NextEra Energy, Inc., a leading clean energy company and NextEra Energy Partners, LP, a growth-oriented limited partnership formed by NextEra Energy, Inc. to acquire, manage, and own contracted clean energy projects. Mr. Robo served as Chief Executive Officer of NextEra Energy from 2012 until his retirement in 2022 and as Chairman from 2013 to 2022. Prior to joining NextEra Energy in 2002, Mr. Robo spent ten years at General Electric Company, serving as President and Chief Executive Officer of GE Mexico from 1997 until 1999 and as President and Chief Executive Officer of the GE Capital TIP/ Modular Space division from 1999 until February 2002. From 1984 through 1992, Mr. Robo worked for Mercer Management Consulting. He received a BA summa cum laude from Harvard College and an MBA from Harvard Business School, where he was a Baker Scholar.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): NextEra Energy, Inc., NextEra Energy Partners, LP

Other Directorships – Private Organizations (Prev. 5 Yrs.): Kayne Anderson BDC, Inc. (Chairman)

Family Relationships: None

22	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 1

Election of Directors

Shelley Simpson

Age: 52

Director Since: Director Candidate

Committees Upon Election: None

Principal Occupation: J.B. Hunt Transport Services, Inc.
Recommendation: The Board has determined that Ms. Simpson’s wide-ranging experience in the industry and nearly 30 years with J.B. Hunt in multiple roles provides significant experience to the Company and qualify her to serve as a Director of the Company.

Experience: Ms. Simpson has served as the Company’s President since August 2022 and will assume the additional role of Chief Executive Officer upon Mr. Roberts’s retirement from the position on July 1, 2024. A graduate of the University of Arkansas, Ms. Simpson joined the Company in 1994 as an hourly Customer Service Representative. Prior to being named President, she served as Executive Vice President of People and Human Resources from 2020 to 2022, Chief Commercial Officer from 2017 to 2022, and President of Highway Services from 2017 until 2020. She previously served separately as President of the Company’s Truckload and Integrated Capacity Solutions business segments as well as the Company’s Chief Marketing Officer.

Other Directorships - Publicly Held Companies (Prev. 5 Yrs.): None

Other Directorships – Private Organizations (Prev. 5 Yrs.): Mercy Health Foundation NWA

Family Relationships: None

J.B. Hunt Transport Services, Inc. Proxy Statement	23

Proposal 1

Election of Directors

Director Compensation

Nonemployee Director Compensation Program

The Company pays only nonemployee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below.

For the annual period between the Company’s 2023 and 2024 Annual Meetings, compensation for nonemployee directors serving on the Board was as follows:

●	an annual retainer of $267,500 paid in Company stock, cash or any combination thereof
●	an annual retainer of $20,000, paid in cash, to each member of the Audit Committee
●	an annual retainer of $15,000, paid in cash, to each member of the Executive Compensation Committee
●	an annual retainer of $10,000, paid in cash, to each member of the Nominating and Corporate Governance Committee
●	an additional annual retainer of $25,000, paid in cash, to the Audit Committee Chairperson
●	an additional annual retainer of $25,000, paid in cash, to the Executive Compensation Committee Chairperson
●	an additional annual retainer of $10,000, paid in cash, to the Nominating and Corporate Governance Committee Chairperson
●	an annual retainer of $25,000 paid in cash to the Independent Lead Director

In January 2024, the Executive Compensation Committee reviewed a summary of various compensation packages awarded to directors of the Company’s peer group compiled by Meridian Compensation Partners, LLC. Based on this review, the Executive Compensation Committee recommended and the Board of Directors approved the following compensation for the annual period beginning after our 2024 Annual Meeting. All of the following amounts may be paid in Company stock, cash, or any combination thereof at the election of each director:

●	an annual retainer of $280,000
●	an annual retainer of $20,000, to each member of the Audit Committee
●	an annual retainer of $15,000, to each member of the Executive Compensation Committee
●	an annual retainer of $10,000, to each member of the Nominating and Corporate Governance Committee
●	an additional annual retainer of $25,000, to the Audit Committee Chairperson
●	an additional annual retainer of $25,000, to the Executive Compensation Committee Chairperson
●	an additional annual retainer of $10,000, to the Nominating and Corporate Governance Committee Chairperson
●	an annual retainer of $25,000, to the Independent Lead Director

Process for Reviewing and Setting Nonemployee Director Compensation

The Executive Compensation Committee reviews the adequacy and competitiveness of the nonemployee director compensation program annually and makes recommendations to the full Board for approval. Each year, the Committee directs its compensation consultant to provide an independent assessment of the Company’s nonemployee director compensation program. The consultant analyzes and compares the Company’s program against the same peer group used to benchmark executive officer compensation (see page 46 for further details about the peer group). The Committee targets total nonemployee director compensation levels at a competitive range of peer group total compensation. The Committee also considers total aggregate Board compensation and other factors when making recommendations to the Board for approval.

24	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 1

Election of Directors

Chairman of the Board

The role of Chairman of the Board is an employed executive position of the Company. Therefore, the Chairman of the Board participates in all primary compensation components available to executive officers of the Company as discussed in our Compensation Discussion and Analysis of this Proxy Statement, with the exception of short-term cash incentive awards and long-term equity incentive awards. He does not receive any director fees for his service on the Company’s Board of Directors.

Board of Director Compensation Paid in Calendar Year 2023

Board Member	Salary ($)	Fees Paid in Cash ($)	Fees Paid in Stock ($)	Restricted Share or Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Francesca M. Edwardson	—	30,000	267,350	—	—	—	—		297,350
Wayne Garrison	—	267,500	—	—	—	—	—		267,500
Sharilyn S. Gasaway	—	70,000	267,350	—	—	—	—		337,350
Thad Hill	—	50,000	267,350	—	—	—	—		317,350
Bryan Hunt	—	267,500	—	—	—	—	—		267,500
Persio Lisboa	—	110,250	187,247	—	—	—	—		297,497
James L. Robo	—	60,000	267,350	—	—	—	—		327,350
Kirk Thompson	443,799	—	—	—	—	—	12,738	(1)	456,537

(1) Includes $170 taxable allowance for annual physical, $3,901 taxable allowance for financial counseling services, $2,010 for gifts and awards, and $6,657 in Company contributions to 401(k) plan.

In 2023, each nonemployee member of the Board had the choice of receiving his or her base annual retainer of $267,500 in Company stock, cash, or any combination thereof. Those directors choosing to receive their full retainer in Company stock received 1,572 shares based on the $170.07 closing market price on April 27, 2023. Persio Lisboa elected to receive 70% of his retainer in stock, totaling 1,101 shares based on the aforementioned closing market price. Wayne Garrison and Bryan Hunt elected to receive their annual retainer in cash.

To more closely align his or her interests with those of the shareholders, each Board member is required to own three times his or her estimated annual compensation in Company stock within five years of his or her initial shareholder election to the Board. All Board members comply with this requirement or are within the applicable five-year accumulation period.

Nonemployee members of the Board did not participate in either a company-sponsored pension or deferred compensation plan in calendar year 2023.

J.B. Hunt Transport Services, Inc. Proxy Statement	25

Executive Officers of The Company

Jennifer R. Boattini, 51, joined the Company in 2006 as Director of Litigation and Contract Management and currently serves as Senior Vice President of Legal and Litigation and General Counsel. She also serves as the Company’s Corporate Secretary.

Kevin Bracy, 53, joined the Company in 1998 as a Financial Analyst and currently serves as Senior Vice President of Finance and Treasurer.

Darren Field, 53, joined the company in 1994 as a Night Dispatcher and currently serves as President of Intermodal and Executive Vice President.

Spencer Frazier, 53, joined the Company in 1992 as a Management Trainee and currently serves as Executive Vice President of Sales and Marketing.

Craig Harper, 66, joined the Company in 1992 as Vice President of Marketing and served as Chief Sustainability Officer and Executive Vice President up to his retirement from that position effective December 31, 2023. He will continue to serve as a nonemployee consultant to the Company until April 30, 2024. Prior to joining the Company, Mr. Harper worked for Rineco Chemical Industries as its Chief Executive Officer.

Bradley Hicks, 51, joined the Company in 1996 as a Management Trainee and currently serves as President of Highway Services and Executive Vice President of People.

Nicholas Hobbs, 61, joined the Company in 1984 as a Management Trainee and currently serves as Chief Operating Officer, President of Contract Services and Executive Vice President.

David Keefauver, 51, joined the Company in 1995 as a Management Trainee and currently serves as Executive Vice President of Dedicated Contract Services.

John Kuhlow, 53, joined the Company in 2006 as Assistant Corporate Controller and currently serves as Chief Financial Officer, Chief Accounting Officer, and Executive Vice President. Prior to joining the Company, he was a Senior Audit Manager for KPMG LLP. Mr. Kuhlow is a Certified Public Accountant.

Eric McGee, 50, joined the Company in 1998 as a National Account Service Monitor and currently serves as Executive Vice President of Highway Services.

Stuart Scott, 57, joined the Company in 2016 as Chief Information Officer and Executive Vice President. Prior to joining the Company, he served as Chief Information Officer at Tempur-Sealy International, Chief Information Officer at Microsoft and Chief Information Officer for various General Electric businesses.

Brian Webb, 55, joined the Company in 2002 as a Business Development Executive and currently serves as Executive Vice President of Final Mile Services.

Greer Woodruff, 61, joined the Company in 1987 as a Management Trainee and currently serves as Executive Vice President of Safety, Sustainability and Maintenance.

26	Proxy Statement J.B. Hunt Transport Services, Inc.

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of February 20, 2024, by each of its current and nominated directors, the Named Executive Officers (the NEOs), and all other executive officers and directors as a group. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole or shared power to vote or direct the voting of a security or the sole or shared power to dispose or direct the disposition of a security.

Owner	Number of Shares Beneficially Owned Directly(1)	Number of Shares Beneficially Owned Indirectly(2)	Percent of Class (%)(3)
Francesca M. Edwardson	27,309	—	*
Darren Field	26,901	—	*
Wayne Garrison	1,184,744	—	1.2
Sharilyn S. Gasaway	27,772	265	*
Thad Hill	4,476	—	*
Nicholas Hobbs	107,978	168	*
Bryan Hunt	70,697	—	*
John Kuhlow	19,751	—	*
Persio Lisboa	1,101	—	*
Patrick Ottensmeyer	—	—	*
John N. Roberts, III	314,872	—	*
James L. Robo	—	52,212	*
Shelley Simpson	108,337	49,656	*
Kirk Thompson	28,259	—	*
All executive officers and directors as a group (23)	2,099,500	103,945	2.1

*Less than 1 percent

(1) Includes shares owned by the director or executive officer that are:

(a) held in a 401(k) or deferred compensation account

(b) held in trusts for the benefit of an immediate family member for which the director or executive officer is the trustee

(c) pledged shares and corresponding outstanding loan balances are as shown below:

	Pledged Shares	Outstanding Balance
Darren Field	5,992	$500,000
John Kuhlow	2,665	$55,000
John N. Roberts, III	217,028	$1,155,116
Kirk Thompson	8,000	$700,000
All Executive Officers and directors as a group	241,284	$2,410,116

Our share pledging policy is further discussed in the Stock Pledging section of the Compensation Discussion and Analysis on page 48.

(2) Indirect beneficial ownership includes shares owned by the director or executive officer:

(a) as beneficiary or trustee of a personal trust

(b) by a spouse or as trustee or beneficiary of a spouse’s trust

(c) held in trusts for the benefit of an immediate family member for which the director or executive officer's spouse is the trustee

(d) in a spouse’s retirement account

(3) Calculated on the basis of 103,298,462 shares of common stock outstanding of the Company on February 20, 2024.

J.B. Hunt Transport Services, Inc. Proxy Statement	27

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our shareholders. We continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of NASDAQ, the stock exchange on which our common stock is traded. Key corporate governance principles observed by the Board and Company include:

●	maintaining a Board composed of a majority of directors who satisfy the criteria for independence under the NASDAQ listing standards,
●	establishment of the position of Independent Lead Director,
●	utilization of independent director executive session meetings,
●	requiring that all committees of the Board be comprised solely of independent directors,
●	establishment of formal charters outlining the purpose, composition, and responsibility of each committee of the Board,
●	granting authority to all committees of the Board to retain outside, independent advisors and consultants as needed,
●	establishment of qualification guidelines for director nominees,
●	continual evaluation of current director performance and qualifications,
●	limitation and preapproval of director membership on other corporate boards,
●	maintaining Board diversity in both gender and ethnic representation,
●	review of the Company’s plan for succession of management,
●	adoption of Corporate Governance Guidelines, including director attendance expectations, and
●	adoption of a formal Code of Ethical and Professional Standards applicable to all directors, officers, and employees of the Company.

You can access and print the Charters of our Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee (Corporate Governance Committee), as well as our Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees, Whistleblower Policy, and other Company policies and procedures required by applicable law, regulation, or NASDAQ corporate governance listing standards on the “Corporate Governance” page of the “Corporate Responsibility” section of our website at jbhunt.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.

Attention: Corporate Secretary

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

28	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate

Governance

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence under the NASDAQ corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no material relationship with the Company or any of its subsidiaries pursuant to the NASDAQ corporate governance listing standards. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable, and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

Applying these independence standards, the Board has determined that Francesca M. Edwardson, Sharilyn S. Gasaway, Thad Hill, Persio Lisboa, Patrick Ottensmeyer, and James L. Robo are all independent. After due consideration, the Board has determined that none of these current or nominated nonemployee directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, shareholder, or officer of any organization that has a relationship with the Company or any of its subsidiaries) and that they all meet the criteria for independence under the NASDAQ corporate governance listing standards.

Risk Management and Oversight

As previously described in their biographies, current members and director nominees of our Board represent diverse backgrounds of business and academic experience. The Board, as a whole, performs general risk oversight of the Company; however, each committee of the Board administers various aspects of the risk oversight function, including with respect to certain specific risk areas. For example, the Audit Committee reviews with management and the internal auditor the Company’s risk management policies and processes and oversees the Company’s major financial risk exposures, cybersecurity risks and any fraud risks. The Compensation Committee monitors and annually evaluates any risks with respect to the Company’s executive compensation arrangements. The Nominating and Corporate Governance Committee oversees the Company’s social and environmental risks. The Board believes that the current and nominated members each possess unique yet complementary experiences and backgrounds that create diverse points of view, opinions, personalities, and management styles that allow for the proper risk management and oversight of the Company.

Independent Lead Director

The Board has established the position of Independent Lead Director, to which James L. Robo was appointed. The Independent Lead Director directs the executive sessions of independent directors at the Board meetings at which the Chairman is not present and has authority to call meetings of independent directors. The Independent Lead Director facilitates communication between the Chairman, the CEO, and the independent directors, as appropriate, and performs such other functions as the Board directs.

Independent Director Meetings

Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with discussion led by the Independent Lead Director.

J.B. Hunt Transport Services, Inc. Proxy Statement	29

Corporate

Governance

Director Recommendations by Shareholders

In addition to recommendations from Board members, management, or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by shareholders who individually or as a group have beneficially owned at least 2% of the outstanding shares of the Company’s common stock for at least one year from the date the recommendation is submitted. For director candidate recommendations to be included in the annual proxy statement, shareholders must submit recommendations in writing by certified mail to the Company’s Corporate Secretary delivered not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous Annual Meeting. Accordingly, for the 2025 Annual Meeting of Shareholders, director candidates must be submitted to the Company’s Corporate Secretary on or before November 14, 2024. Director candidates submitted by shareholders must contain at least the following information:

●	the name and address of the shareholder or group of shareholders making the recommendation (Recommending Shareholder),
●	the number of shares of the Company’s common stock beneficially owned by the Recommending Shareholder and the dates such shares were purchased,
●

if the Recommending Shareholder is not the registered holder of such shares, proof of beneficial ownership of such shares in compliance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended,

●	the name, age, business address, and residence of the recommended director candidate (Candidate),
●	the principal occupation or employment of the Candidate for the past five years,
●

a description of the Candidate’s qualifications to serve as a director, including financial expertise and why the Candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards,

●	the number of shares of the Company’s common stock beneficially owned by the Candidate, if any, and
●

a description of the arrangements or understandings between the Recommending Shareholder and the Candidate, if any, or any other person pursuant to which the Recommending Shareholder is making the recommendation.

In addition, the Recommending Shareholder and the Candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

●

the Candidate consents to being a director candidate and, if nominated and elected, he or she will serve as a director representing all of the Company’s shareholders in accordance with applicable laws and the Company’s Articles of Incorporation and Bylaws,

●

the Candidate, if elected, will comply with the Company’s Corporate Governance Guidelines and any other applicable rules, regulations, policies, or standards of conduct applicable to the Board and its individual members,

●

the Recommending Shareholder will maintain beneficial ownership of at least 2% of the Company’s issued and outstanding common stock through the date of the Annual Meeting for which the Candidate is being recommended for nomination and that, upon the Candidate’s nomination and election to the Board, the Recommending Shareholder intends to maintain such ownership throughout the Candidate’s term as director, and

●

the Recommending Shareholder and the Candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the Candidate, including a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Corporate Governance Committee or its representative.

30	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate

Governance

For a complete list of the information that must be included in director recommendations submitted by shareholders, please see the “Directorship Guidelines and Selection Policy” on the “Corporate Governance” page of the “Corporate Responsibility” section of our website at jbhunt.com. The Corporate Governance Committee will consider all Candidates submitted through its established processes and will evaluate each of them, including incumbents, based on the same criteria. In the event a Candidate of a Recommending Shareholder is subsequently nominated by the Corporate Governance Committee and the Board, included in the Company’s Proxy Statement, and does not receive at least 25% of the votes cast in the related election of Directors, the Candidate is prohibited from again serving as a Candidate for four years from the date of the annual meeting in question.

If a shareholder desires to nominate a director candidate for election at the Annual Meeting to be included in the Company’s proxy materials (using “proxy access”) but does not intend to recommend the candidate for consideration by the Corporate Governance Committee as part of the Board’s slate of director nominees, such shareholder must comply with the procedural and informational requirements described in Section 2.14 of the Company’s Bylaws. If a shareholder desires to nominate a director candidate for election at the Annual Meeting but does not intend to recommend the candidate for consideration by the Corporate Governance Committee as part of the Board’s slate of director nominees or to use the proxy access provisions to include the candidate in the Company’s proxy materials for the Annual Meeting, such shareholder must comply with the procedural and informational requirements described in Section 2.13 of the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Corporate Secretary of the Company.

The policies and procedures as set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Board Composition and Director Qualifications

The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, shareholders, or professional search firms. Generally, director candidates should, at a minimum:

●	possess relevant business and financial expertise and experience, including a basic understanding of fundamental financial statements,
●	have exemplary character and integrity and be willing to work constructively with others,
●	have sufficient time to devote to Board meetings and consultation on Board matters, and
●	be free from conflicts of interest that violate applicable law or interfere with director performance.

In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

●	the capacity and desire to represent the interests of the Company’s shareholders as a whole,
●	diverse backgrounds with respect to business experience, professional expertise and knowledge, individual perspectives, gender, and ethnicity that support Board dynamics and effectiveness,
●	leadership experience and sound business judgment,
●	accomplishments in their respective field, with superior credentials and recognition,

J.B. Hunt Transport Services, Inc. Proxy Statement	31

Corporate

Governance

●	experience in skillful management or oversight of a publicly held company,
●	personal and professional reputation for industry, integrity, honesty, candor, fairness, and discretion,
●	willingness and ability to devote sufficient time and diligence towards the fulfillment of responsibilities,
●	free from any conflict of interest,
●	knowledge of the critical aspects of the Company’s business and operations, and
●	the ability to contribute to the mix of skills, core competencies, diversity, and qualifications of the Board through expertise in one or more of the following areas:
accounting and finance
mergers and acquisitions
business and management
law
academia
strategic planning
investor relations
executive leadership development
executive compensation
service as a senior officer of, or a trusted adviser to senior management of, a publicly held company.

The current and nominated independent members of the Board each possess the general skills, experience, attributes, and qualifications that make them a proper fit for the Company’s Board as described above. Specific strengths and qualities possessed by each member that makes him or her eligible to serve on the Company’s Board include:

Francesca M. Edwardson – business experience in the transportation industry, law, human resources, and corporate governance

Sharilyn S. Gasaway – accounting, finance, mergers and acquisitions, and regulatory experience

Thad Hill – financial expertise in capital markets and business experience managing a diverse and geographically dispersed workforce

Persio Lisboa – financial expertise and business experience leading a large global corporation in the transportation equipment industry

Patrick Ottensmeyer – business and financial experience in the railroad industry and international markets

James L. Robo – financial expertise, leadership experience, and business experience related to equipment and the transportation industry

Mr. Hunt, Mr. Roberts, and Ms. Simpson, as nonindependent directors, have extensive work experience and history with the Company. which the Board believes is critical to its composition.

Overboarding

To further facilitate each director’s ability to effectively serve as a member of the Board, each director is limited to serving on no more than four boards of directors of publicly held companies in total, including that of the Company. In addition, a director is required to obtain Board approval prior to joining the board of another publicly held company, which allows the Board to exercise its judgment regarding various considerations and potential conflicts of interest.

32	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate

Governance

Board Diversity

As indicated by the criteria above, the Board prefers a mix of background and experience among its members. Furthermore, our current and nominated Board is diverse both in gender and ethnic representation, with 40% or more of our current and nominated members reflecting female or minority demographics. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust yet mutually respectful deliberation that occurs at Board and Committee meetings.

The table below highlights the current gender identity and demographic background of the members of the Board, in compliance with Nasdaq’s Listing Rule 5606:

Board Diversity Matrix (As of February 20, 2024)

Total Number of Directors: 10*

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Backgrounds
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQIA+		1
Did Not Disclose Demographic Background		—

*Consists of current directors.

Board Leadership Structure

The Company split the titles, roles, and responsibilities of the Chairman of the Board and Chief Executive Officer in 1985. The Company and the Board believe that, while the duties may be performed by the same person without consequence to either Company operations or shareholders’ interest, separation of duties allows the Chairman to focus more on active participation by the Board and oversight of management, while the Chief Executive Officer is better able to focus on day-to-day operations of the Company. In addition, the Board established over a decade ago the position of Independent Lead Director. We believe having an Independent Lead Director further strengthens the Board’s independent decision-making by having a designed lead director to chair executive sessions of the independent directors, facilitate communication between the Chairman, the CEO, and the independent directors, as appropriate, and serve as a general liaison between the independent directors and management.

J.B. Hunt Transport Services, Inc. Proxy Statement	33

Corporate

Governance

Communications With the Board

Shareholders and other interested parties may communicate with the Board, Board Committees, or the independent or nonmanagement directors, each as a group or any director individually, by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient and author, state whether the author is a shareholder of the Company, and be forwarded to the following address via certified mail:

J.B. Hunt Transport Services, Inc.

Attention: Corporate Secretary

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

The directors of the Company have instructed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or that are substantially incomplete.

Board Meetings and Annual Meeting Attendance

The Board held five scheduled meetings during the 2023 calendar year. All current directors attended all of the Board meetings and committee meetings on which each served during 2023. All nine current Board members that were nominated for election in 2023 attended the 2023 Annual Meeting of Shareholders. The Company has adopted Corporate Governance Guidelines which stress the importance of attendance, director preparedness, and active and effective participation at Board and Board Committee meetings, as well as the Annual Meeting of Shareholders.

Board Committees

Standing committees of the Board include the Audit, Executive Compensation, and Corporate Governance committees. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation, or removal.

The following table summarizes the membership of the Board and each of its committees and the number of times each met during calendar year 2023:

Director	Audit	Executive Compensation	Corporate Governance
Francesca M. Edwardson	X		X
Sharilyn S. Gasaway	Chair	X	X
Thad Hill		Chair	X
Persio Lisboa	X		X
James L. Robo		X	Chair
Number of Meetings in 2023	9	3	3

34	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate

Governance

The Board appointed Patrick Ottensmeyer as a tenth director and a member of the Executive Compensation Committee on January 12, 2024. On January 18, 2024, the Corporate Governance Committee recommended, and the Board approved, the following committee assignments for the annual period beginning after our 2024 Annual Meeting:

Director	Audit	Executive Compensation	Corporate Governance
Francesca M. Edwardson	X		X
Sharilyn S. Gasaway	Chair	X	X
Thad Hill		Chair	X
Persio Lisboa	X		X
Patrick Ottensmeyer		X	X
James L. Robo		X	Chair

Honorary Founding Director

On February 28, 2024, the Board of Directors established the position of Honorary Founding Director and appointed Wayne Garrison and Kirk Thompson to this position effective upon their retirement from the Board at our 2024 Annual Meeting. An Honorary Founding Director serves as an advisor to the Board and executive Management in an employee capacity reporting to the Chairman of the Board.

Upon invitation by the Board, an Honorary Founding Director may attend all meetings of the Board of Directors and its committees, excluding executive sessions, and will receive access to information and materials provided to the Board. Honorary Founding Directors are not entitled to vote on or consent to any action of the Board or be considered in determining whether a quorum of the Board is present. An Honorary Founding Director does not have any responsibilities of and is not deemed to be a member of the Board of Directors. Each Honorary Founding Director serves until his resignation or removal by a vote of the majority of the Board of Directors.

J.B. Hunt Transport Services, Inc. Proxy Statement	35

Corporate

Governance

Audit Committee

Under the terms of its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal audit functions and risk management policies and practices, and the audit of the Company’s financial statements and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of the Company’s management, internal auditors, and the independent registered public accounting firm.

In fulfilling its duties, the Audit Committee, among other things, shall:

●	select, appoint, retain, terminate, compensate, and oversee the work of the independent registered public accounting firm serving as the Company’s independent auditors,

●	approve all audit engagement fees and terms and pre-approve, or establish procedures for pre-approval of, all services provided by the independent auditors or other registered public accounting firm,

●

select, appoint, retain, terminate, compensate, and oversee the work of any other registered public accounting firm engaged to prepare or issue an audit report or perform other audit, review, or attest services for the Company,

●	review the qualifications, performance, independence, and objectivity of the independent auditors,

●

annually review the independent auditors’ report on its internal quality control procedures and any material issues raised by the most recent internal quality control review, peer review, or Public Company Accounting Oversight Board review or inspection,

●

review and discuss with the independent auditors their responsibilities, overall audit strategy, the scope and timing of the annual audit, any significant risks identified, and the results, including significant findings, of the audit,

●

review and discuss with the independent auditors all critical accounting policies and practices to be used in the audit, alternative treatments of financial information within generally accepted accounting principles, and other material written communications between auditors and management,

●	review, discuss with the independent auditors, and approve the functions of the Company’s internal audit department,

●

review and discuss with the independent auditors and management any audit problems or difficulties, significant disagreements with management, and management’s response to any such problems, difficulties or disagreements; and resolve any disagreements between the Company’s auditors and management,

●

review with management and the independent auditors any major issues regarding accounting principles and financial statement presentation, any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements,

●

review with management, the internal audit department, and the independent auditors the adequacy and effectiveness of the Company’s internal controls over financial reporting and any fraud involving management or other employees with a significant role in such internal controls,

●

review and discuss with management and the independent auditors the Company’s disclosure relating to its internal controls over financial reporting and the independent auditors’ report on the effectiveness of the Company’s internal controls over financial reporting to be included in the Company’s annual report on Form 10-K,

●	review and discuss with the independent auditors the auditors’ evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related parties,

36	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate

Governance

●	review the scope and performance of the department’s internal audit plan and review and approve the hiring or dismissal of the internal audit manager,

●

review and discuss with management and the internal audit department the risks faced by the Company and the policies, guidelines and processes by which management assesses and manages the Company’s risks,

●	review with management annually the Company’s cybersecurity and other information technology risks, controls and procedures,

●

review with the General Counsel and outside legal counsel, where appropriate, any legal and regulatory matters, including legal cases against or regulatory investigations of the Company and its subsidiaries, that could have a significant impact on the Company’s financial statements,

●

review and discuss with the independent auditors and management the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC,

●	review and discuss earnings news releases with management and the independent auditors,

●	prepare, or oversee the preparation of, a report of the Committee to be included in the Company’s Proxy Statement,

●

establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters,

●	annually review and assess the adequacy of the Committee’s charter and recommend any proposed changes to the Board for approval,

●	annually conduct a self-evaluation of its performance, and

●	otherwise comply with its responsibilities and duties as set forth in the Company’s Audit Committee Charter.

The Board has determined that each member of the Audit Committee satisfies the independence and other requirements for audit committee membership of the NASDAQ corporate governance listing standards and Securities and Exchange Commission (SEC) requirements. The Board has also determined that the majority of the members of the Audit Committee have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing, or evaluating financial statements, or actively supervising one or more persons engaged in such activities, and their experience of overseeing or assessing the performance of companies and public accountants with respect to preparation, auditing, or evaluation of financial statements. For additional information concerning the Audit Committee, see “Report of the Audit Committee” set forth below.

J.B. Hunt Transport Services, Inc. Proxy Statement	37

Corporate

Governance

Executive Compensation Committee

The Executive Compensation Committee (the Compensation Committee) shall:

●

review and approve annually the Company’s stated compensation strategy, including the annual corporate goals and objectives of the Chairman of the Board, the Chief Executive Officer, and the other executive officers,

●	determine and approve base salary compensation of the Company’s executive officers,

●

determine and approve annual equity-based awards for the Company’s officers, as defined under Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act), with the exception of the Chairman of the Board and the Chief Executive Officer,

●	evaluate and recommend to the independent members of the Board, for their approval, base salary and annual equity-based awards for the Chairman of the Board and the Chief Executive Officer,

●	review annually and recommend to the Board the compensation for members of the Board,

●	review and approve the annual performance goals and objectives of the Company’s executive officers, including the Chief Executive Officer,

●	establish and certify the achievement of performance goals,

●	oversee the Company’s incentive compensation and equity-based compensation plans,

●	assess the adequacy and competitiveness of the Company’s executive and director compensation programs,

●	review and discuss with management the Compensation Discussion and Analysis and recommend whether such analysis should be included in the Proxy Statement filed with the SEC,

●	produce an Annual Report on executive compensation for inclusion in the Company’s Proxy Statement,

●

review and approve any employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each officer of the Company,

●	approve, disapprove, modify, or amend any non-equity compensation plans designed and intended to provide compensation primarily for officers,

●	make recommendations to the Board regarding adoption of equity-based compensation plans,

●	administer, modify, or amend equity-based compensation plans,

●	review and recommend to the Board the frequency with which the Company will conduct Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve any proposals related thereto,

●	review annually whether the Company’s executive compensation arrangements could create any material risks to the Company and evaluate policies and practices that could mitigate any such risk,

●

determine stock ownership guidelines for the executive officers, recommend stock ownership guidelines for the Chairman of the Board, the Chief Executive Officer, and members of the Board, and monitor compliance with such guidelines, and

●	otherwise comply with its responsibilities and duties as set forth in the Company’s Compensation Committee Charter.

None of the individuals currently serving or nominated to serve on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all current and nominated members of the Compensation Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards.

38	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate

Governance

Nominating and Corporate

Governance Committee

The Nominating and Corporate Governance Committee (the Corporate Governance Committee) shall:

●	annually review the Company’s Corporate Governance Guidelines and policies,

●	assist the Board in identifying, screening, and recruiting qualified individuals to become Board members,

●	propose nominations for Board membership and committee membership,

●	assess the composition of the Board and its committees,

●	oversee the performance of the Board and committees thereof, and provide recommendations to the Board to enhance the Board’s effectiveness,

●	review the Company’s plan for succession of management,

●	monitor compliance with the Company’s corporate code of ethics for directors, executive officers, and employees and oversee its implementation and enforcement,

●	review the Company’s corporate code of ethics on an annual basis, or more frequently if appropriate, and recommend any changes as necessary to the Board,

●	oversee the Company’s strategies addressing environmental and social issues and risks,

●	oversee and monitor the Company’s policies, activities, and expenditures with respect to government lobbying and advocacy and political contributions,

●	approve and review pledges of the Company’s common stock by directors and officers in accordance with the Company’s Insider Trading Policy,

●	monitor diversity and inclusion among the Company’s workforce and provide annual updates to the Board,

●	review any director resignation letter tendered in accordance with the Company’s director resignation policies, and evaluate and recommend to the Board whether such resignation should be accepted,

●	review and approve all related-party transactions (as required by law, NASDAQ rules, or SEC regulations),

●	annually conduct a self-evaluation of its performance, and

●	otherwise comply with its responsibilities and duties as set forth in the Company’s Corporate Governance Committee Charter.

The Board has determined that all current and nominated members of the Corporate Governance Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards.

Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees (the Code of Ethics) that applies to all of the Company’s directors, officers, and employees. The purpose and role of this Code of Ethics is to focus our directors, officers, and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty, and accountability. As required by applicable law, the Company will post on the “Corporate Governance” page of the “Corporate Responsibility” section of its website at jbhunt.com any amendments to or waivers of any provision of this Code of Ethics made for the benefit of executive officers or directors of the Company.

J.B. Hunt Transport Services, Inc. Proxy Statement	39

Corporate

Governance

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines and policies to assist it in exercising its responsibilities to the Company and its shareholders. These guidelines and policies address, among other items, director qualifications and responsibilities, Board Committees, and nonemployee director compensation.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires each director, officer, and any individual beneficially owning more than 10% of the Company’s common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

To the Company’s knowledge, based solely on a review of such reports filed electronically with the SEC and written representations from the reporting persons that no other reports were required, all Section 16(a) filings were made in a timely manner.

Certain Relationships and Related-Party Transactions

The Corporate Governance Committee is charged with the responsibility of reviewing and preapproving all related-party transactions (as defined in SEC regulations) and periodically reassessing any related-party transaction entered into by the Company. The Committee does not currently have any formal policy or procedures with respect to its review and approval of related-party transactions but considers each such transaction or proposed transaction on a case-by-case basis.

Bryan Hunt, one of our current directors, is the son of Johnelle Hunt, a principal shareholder of the Company.

Two sons-in-law of Kirk Thompson, Chairman of the Board of the Company, were employed by the Company in calendar year 2023. The first earned $363,432 and the second earned $259,787 in 2023 compensation. Jennifer R. Boattini’s former husband was employed by the Company in calendar year 2023 and earned $561,192 in 2023 compensation.

During 2023, the Company earned $42.8 million in revenue for transportation services provided to its customer Simmons Foods, Inc. The brother of John Roberts, Chief Executive Officer, is employed by Simmons Foods, Inc. as a Senior Vice President – Marketing, Business Development & Sales Operations, Pet Food. Mr. Roberts was not involved in the solicitation or establishment of these services, which were provided at arm’s length in the ordinary course of business and were provided substantially on the same terms as those of unrelated parties for comparable transactions.

Additionally during 2023, the Company procured $1.5 million in third-party purchased transportation services from Prosport Express, Inc. The son of John Roberts, Chief Executive Officer, is a Director of Sales at Prosport Express. Mr. Roberts was not involved in the solicitation or establishment of these services, which were provided at arm’s length in the ordinary course of business and were provided substantially on the same terms as those of unrelated parties for comparable transactions.

40	Proxy Statement J.B. Hunt Transport Services, Inc.

Corporate

Governance

On February 28, 2024, the Board of Directors appointed two of our current directors, Wayne Garrison and Kirk Thompson, to a newly established position of Honorary Founding Director effective upon their retirement from the Board at our 2024 Annual Meeting. Each Honorary Founding Director will serve as an advisor to the Board and executive Management in an employee capacity reporting to the Chairman of the Board and will receive annual compensation in an amount to be determined from time to time by the Chairman of the Board. The initial annual compensation for each Honorary Founding Director will be determined prior to our 2024 Annual Meeting and will consist of an annual salary, along with general health and welfare benefits as provided to other Company employees.

Compensation Committee Interlocks and Insider Participation

During the 2023 calendar year, none of the Company’s executive officers served on the Board of Directors or Compensation Committees of any entity whose directors or officers served on the Company’s Board or Compensation Committee. No current or past executive officers or employees of the Company served on the Compensation Committee.

J.B. Hunt Transport Services, Inc. Proxy Statement	41

Principal Shareholders of The Company

The following table sets forth all persons known to be the beneficial owner of more than 5% of the Company’s common stock as of December 31, 2023. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole or shared power to vote or direct the voting of a security or the sole or shared power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
Johnelle Hunt(1) 3333 Pinnacle Hills Parkway Rogers, AR 72756	18,326,484	17.8%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	9,397,670	9.5%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	6,597,065	6.4%
T. Rowe Price Investment Management, Inc.(4) 101 East Pratt Street Baltimore, MD 21202	5,456,835	5.3%

(1) Based on the shareholder’s Form 5, filed with the SEC on February 12, 2024.

(2) Based on the most recent SEC filing by The Vanguard Group on Schedule 13G/A dated February 13,2024. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, zero shares; shared voting power, 104,629 shares; sole dispositive power, 9,397,670 shares; and shared dispositive power, 346,998 shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

(3) Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A dated January 29, 2024. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 5,950,344, shares; shared voting power, zero shares; sole dispositive power, 6,597,065 shares; and shared dispositive power, zero shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

(4) Based on the most recent SEC filing by T. Rowe Price Investment Management, Inc. on Schedule 13G dated February 14, 2024. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power, 2,344,193 shares; shared voting power, zero shares; sole dispositive power, 5,456,835 shares; and shared dispositive power, zero shares. The Company makes no representation as to the accuracy of the information reported in such beneficial ownership reports.

42	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive Compensation

Compensation Discussion and Analysis

Introduction

This Compensation Discussion & Analysis (CD&A) provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer, and certain other executive officers who were the most highly compensated in calendar year 2023. These individuals, referred to collectively as “named executive officers” or NEOs, are identified below:

●	John N. Roberts, III – Chief Executive Officer

●	John Kuhlow – Chief Financial Officer, Chief Accounting Officer, and Executive Vice President

●	Shelley Simpson – President

●	Nicholas Hobbs – Chief Operating Officer, President of Contract Services, and Executive Vice President

●	Darren Field – President of Intermodal and Executive Vice President

The Executive Compensation Committee (the Compensation Committee) operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Environmental, Social and Governance Reporting” section of the Company’s website at jbhunt.com. In carrying out its responsibilities, the Compensation Committee, among other things:

●	evaluates and recommends to the independent Board members, for their approval, the annual salaries and bonuses of the Chairman of the Board and the Chief Executive Officer,

●	reviews and approves annual corporate goals and objectives of the Chairman of the Board and the Chief Executive Officer and other Section 16 reporting officers,

●

recommends to the independent Board members, for their approval, equity-based compensation awards under the Company’s Management Incentive Plan (the MIP), as amended and restated, for the Chairman of the Board and the Chief Executive Officer,

●	reviews and approves equity-based compensation awards under the Company’s MIP, as amended and restated, for the Section 16 reporting officers,

●	establishes and certifies the achievement of performance goals under the Company’s incentive and performance-based compensation plans,

●	evaluates and recommends to the full Board, for their approval, annual compensation for the Company’s nonemployee directors,

●	reviews other Company executive compensation programs,

●	reviews and discusses the CD&A with management, and based on such review and discussion, recommends to the Board whether the CD&A should be included in the Proxy Statement,

●	reviews and approves the Compensation Committee report to the shareholders and the “say-on-pay” and “say-on-pay” frequency proposals to be included in the Proxy Statement, and

●	reviews and discusses whether the Company’s executive compensation arrangements could create any material risks to the Company.

J.B. Hunt Transport Services, Inc. Proxy Statement	43

Executive

Compensation

The Chairman of the Board recommends to the Compensation Committee the form and amount of compensation to be paid to the Chief Executive Officer. The Chief Executive Officer provides recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to the other executive officers. Additionally, the Chairman of the Board, the Chief Executive Officer, President, and the Chief Financial Officer regularly attend Compensation Committee meetings, except for executive sessions. Upon request, management has provided to the Compensation Committee historical and prospective breakdowns of primary compensation components for each executive officer, wealth accumulation analyses, and internal pay equity analyses, as described in more detail below.

At our 2023 Annual Meeting, the shareholders approved, on an advisory basis, the compensation of the named executive officers (97.4% of votes cast). The Compensation Committee believes this level of shareholder support reflects a strong endorsement of the Company’s compensation policies and decisions. The Compensation Committee has considered the results of the last advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2024 and has determined that these policies and decisions are appropriate and in the best interests of the Company and its shareholders at this time. In addition, at our 2023 Annual Meeting, the shareholders voted for approval of a frequency of holding advisory votes every year with respect to named executive officer compensation (98.2% of votes cast). Accordingly, an advisory vote on executive compensation has been included as Proposal Number Two within this Proxy Statement.

In 2023, the Compensation Committee engaged Meridian Compensation Partners, LLC (Meridian) to review the Company’s executive compensation policies and practices. Meridian was also directed to assist with the development of a comparable peer group for executive compensation purposes and to benchmark compensation levels for the NEOs. Meridian is retained by, and reports to, the Compensation Committee to provide compensation analyses and consultation at the Committee’s request, and Meridian participated in all of the regularly scheduled Compensation Committee meetings in 2023. The Committee has assessed the independence of Meridian pursuant to applicable SEC and NASDAQ rules and concluded that Meridian’s work for the Committee does not raise any conflict of interest.

Historically, the Compensation Committee meets during the first quarter to finalize discussion regarding the Company’s performance goals for the previous and current year with respect to performance-based compensation to be paid to executive officers, to review and discuss the CD&A with management, and to approve its report for the Proxy Statement. These goals are approved within 90 days of the beginning of the year. In addition, during this and other regularly scheduled meetings throughout the year, the Compensation Committee meets to:

●	discuss any new compensation issues,

●	review base compensation, bonus, and MIP award analyses,

●	approve the engagement of the compensation consultant for annual executive and director compensation surveys,

●	review and discuss information provided by the compensation consultant and the recommendations made by the Chairman of the Board and the Chief Executive Officer,

●	review the performance of the Company and the individual officers,

●	approve short-term cash bonus and long-term incentive awards, and

●	determine executive officers’ base salaries.

Management also advises the full Board, including the Compensation Committee members, throughout the year of any new issues and developments regarding executive compensation.

44	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

Compensation Philosophy and Principles

The Compensation Committee acknowledges that the transportation industry is highly competitive and that experienced professionals have career mobility. The Company believes that it competes for executive talent with a large number of companies, some of which have significantly larger market capitalizations and others of which are privately owned. Retention of key talent remains critical to our success. The Company’s need to focus on retention is compounded by its size and geographic location. The Company’s compensation program is structured to attract, retain, and develop executive talent with the ability to assume a broad span of responsibilities and successfully lead complex business units to market-leading positions in the industry. The Compensation Committee believes that the ability to attract, retain, and provide appropriate incentives for professional personnel, including the senior executive officers and other key employees of the Company, is essential to maintaining the Company’s leading competitive position, thereby providing for the long-term success of the Company. The Compensation Committee’s goal is to maintain compensation programs that are competitive within the transportation industry. Each year, the Compensation Committee reviews the executive compensation program with respect to external competitiveness and linkage between executive compensation and creation of shareholder value and determines what changes, if any, are appropriate.

The overall compensation philosophy of the Compensation Committee and management is guided by the following principles:

●

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate, and retain high-performance talent to achieve and maintain a leading position in our industry. Our total compensation package should be strongly competitive with other transportation and logistics companies.

●

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational, and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

●

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

●

Long-term incentive compensation, the Company’s Management Incentive Plan (the MIP), should be closely aligned with shareholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of shareholders with a meaningful stake in the Company, as well as to focus on long-term career orientation Participants in the MIP are expected to own Company stock. The expectations are discussed in this CD&A under the caption “Stock Ownership Guidelines.”

J.B. Hunt Transport Services, Inc. Proxy Statement	45

Executive

Compensation

The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity, and people, including:

●

setting, implementing, and communicating strategies, goals, and objectives to ensure that the Company grows revenue and earnings at rates that are comparable to or greater than those of our peers and that create value for our shareholders,

●	motivating and exhibiting leadership that aligns the interests of our employees with those of our shareholders,

●	developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry,

●	constantly renewing the Company’s business model and seeking strategic opportunities that benefit the Company and its shareholders, and

●	implementing a discipline of compliance and focusing on the highest standards of professional conduct.

Process of Setting Compensation

Benchmarking Against a Peer Group

The Compensation Committee engaged Meridian to perform a competitive market assessment for the NEOs to evaluate base salary, target annual incentives, target total cash compensation, long-term incentives, and total direct compensation.

The assessment involved the use of a peer group, as noted below, consisting of 14 transportation and logistics companies in the national marketplace as well as companies of comparable size, complexity of operations, or similar customer base. These companies represent both business competition and the most relevant labor market for our executives.

C.H. Robinson Worldwide, Inc.	CSX Corporation	Expeditors Int’l of Washington, Inc.
Hub Group, Inc.	Knight-Swift Transportation Holdings, Inc.	Norfolk Southern Corporation
Old Dominion Freight Line, Inc.	Republic Services Inc.	Ryder System, Inc.
Schneider National Inc.	Stericycle Inc.	Union Pacific Corporation
Waste Management Inc.	XPO, Inc.

No changes were made to the peer group in 2023.

Compensation Analysis Tools

In addition to the competitive compensation survey information for each officer that was compiled, the Compensation Committee also reviewed historical executive compensation. The Compensation Committee anticipates that pertinent compensation information will continue to be developed and enhanced to allow the Committee to perform the most relevant analyses practicable.

Our objective for total executive compensation is to target a competitive range around the 50th percentile of the peer group. We believe that a sizeable portion of overall compensation should be at risk and tied to shareholder value. Historically, our bonuses have been tied to operating income, earnings before taxes (EBT), revenue, earnings per share (EPS), or other identified metrics. As performance against these metrics increases, so do executive bonuses. Long-term incentives are used as tools to reward executives for current and future performance, to encourage an executive to remain with the Company, and to align the executive’s interests with those of our shareholders. As part of our long-term incentive strategy, executives are expected to maintain stock ownership values as a multiple of their base salaries. Long-term incentives for NEOs are performance-based. While certain components of compensation are directly tied to the Company’s reported financial performance, sufficient accounting and operational controls are in place and tested effectively to ensure that the Company’s compensation practices and policies, including those for nonexecutives, are not reasonably likely to have a material adverse effect on the Company.

46	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

Our Company has a 401(k) plan that assists participants in providing for retirement. The Company contributes to each NEO’s account per year based on the NEO’s voluntary contribution amount. The accumulated value in unvested equity-based awards and stock owned currently is critical to each executive’s ability to adequately provide for his or her retirement.

Long-Term Compensation Analyses and Policies

With respect to long-term, equity-based awards, the Company maintains the MIP. The MIP was originally adopted and approved by the Board on March 17, 1989, and an amended and restated MIP was subsequently approved by the shareholders on May 11, 1995. The MIP has been amended and restated a number of times since its adoption, and all amendments requiring approval of the shareholders have been approved, with the last approval occurring at our Annual Meeting of Shareholders held in 2017. As of December 31, 2023, there were 44 million shares of common stock authorized for issuance under the MIP, of which approximately 3.9 million shares are available for future equity-based awards.

Performance-based restricted share units, time-vested restricted share units, and stock options of the Company may be granted under the MIP in an effort to link future compensation to the long-term financial success of the Company. These equity-based awards are granted to executive officers, including the NEOs, and other key employees and are intended to attract and retain employees, to provide incentives to enhance job performance, and to enable those persons to participate in the long-term success and growth of the Company through an equity interest in the Company.

The Company does not have a formal policy, but has an established practice described below, with respect to the granting of any form of equity compensation. The Company does not have a policy or practice of either timing equity-based compensation grants to current or new executive officers, or timing the release of material, nonpublic information to affect the value of executive compensation. Recommendations for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer, are presented to the Compensation Committee by the Chief Executive Officer. The Chairman of the Board recommends to the Compensation Committee the award for the Chief Executive Officer. The Compensation Committee approves or adjusts the award using the above tools for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer. The awards for the Chairman of the Board and Chief Executive Officer are recommended by the Compensation Committee and submitted for final approval to the Company’s independent Board members. This process occurs during our first-quarter Board and Committee meetings in late January of each year to better coincide with the reporting of annual financial and operating results. We consider this our annual award date. In 2023, annual award grants totaling 345,224 units were made on January 19, 2023, the date of the first-quarter Board meeting of 2023. Grants have been made in months other than the annual award dates on a limited basis. The limited exceptions to this grant-date practice have included, for example, the hiring or the promotion of an employee into a stock-eligible position.

As stated above, the Company does not have a policy or practice of timing the grant of equity-based awards and the release of material, nonpublic information in a manner that would affect compensation for new or current executive officers, nor has it deliberately or knowingly done so. In the event that material, nonpublic information becomes known to the Compensation Committee, the Company, or its employees at a time when such information could affect or otherwise impact the imminent grant of equity-based compensation, management and the Compensation Committee will take the existence of such information under advisement and determine whether to delay the grant of such equity-based compensation to a later date to avoid the appearance of any impropriety.

J.B. Hunt Transport Services, Inc. Proxy Statement	47

Executive

Compensation

Deductibility of Compensation and Other Regulatory Considerations

Section 162(m) of the Internal Revenue Code, as amended (the Code), places a limit of $1 million on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated executive officers whose compensation is required to be disclosed in the Company’s annual Proxy Statement (the Covered Employees).

In reviewing the effectiveness of the Company’s compensation program, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Additionally, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee generally does not limit executive compensation to that which is deductible under the Code. The Company has not adopted a policy with regard to the deductibility of executive compensation.

In 2023, the following compensation paid was not deductible by the Company:

John N. Roberts, III	$11,914,585
John Kuhlow	1,027,430
Shelley Simpson	6,201,686
Nicholas Hobbs	5,332,524
Darren Field	2,350,256

Derivative Trading, Hedging, and Trading Plans

The Company has a policy that prohibits directors, officers, and other covered employees from engaging in short sales or in transactions involving derivatives based on the Company’s common stock, such as option contracts, straddles, collars, hedges, and writing puts or calls. In addition, the Company’s policy requires that directors, officers, and other covered employees must inform the Office of the Chief Financial Officer before buying or selling any beneficially owned common stock of the Company or entering into a trading plan under the SEC’s Rule 10b5-1.

Stock Pledging

On January 20, 2022, the Company adopted a formal policy regarding the pledging of shares by our directors and officers. Under this policy, directors and officers are prohibited from holding shares of Company stock in a margin account but may pledge Company stock as collateral for a loan (but not margin debt), provided that:

●

His or her ownership of Company stock, excluding any shares pledged or proposed to be pledged, meets and continues to meet the Company’s stock ownership guidelines applicable to the pledging director or officer during the period in which such shares are pledged as security, and

●

The amount of the financial obligation secured by the pledged shares is disclosed in the Company’s proxy statement for its next annual meeting of shareholders and in each succeeding annual proxy statement while the shares are pledged. See “Security Ownership of Management” on page 27 of this Proxy Statement.

48	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

If a director or officer wishes to execute any new pledge of shares, or pledge of additional shares, of Company stock as collateral for a loan, a request for approval must be submitted to the Corporate Governance Committee at least three weeks prior to the proposed pledge. However, approval by the Corporate Governance Committee is not required for any shares pledged prior to January 20, 2022 or future pledges made upon a renewal of a financial obligation secured by shares that were pledged prior to January 20, 2022, or previously approved by the Corporate Governance Committee, unless additional shares are proposed to be pledged in connection with such renewal. The Corporate Governance Committee will annually review any pledges of the Company’s common stock by directors and officers to assess whether the conditions described above continue to be met and whether such pledges pose any unnecessary risks to the Company.

Stock Ownership Guidelines

To motivate the Company’s officers and senior management to emulate its shareholders, the Company expects its management to own Company stock at levels described in the table shown below within five to eight years of accepting the relevant position.

Stock ownership is defined as stock owned:

●	directly or indirectly, and/or

●	through the Company’s 401(k) Employee Retirement Plan.

Position	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
President	6 times
Executive Vice Presidents	3.5 times
Senior Vice Presidents	2.75 times
Vice Presidents	2.5 times

The Compensation Committee has determined that all of the Company’s officers and members of senior management covered by these guidelines had met their ownership goals or were within the permitted period of time to meet such goals.

J.B. Hunt Transport Services, Inc. Proxy Statement	49

Executive

Compensation

Stock Retention Policy

In addition to the stock ownership guidelines indicated above, the Company expects all shares obtained by an NEO from the vesting or exercise of restricted share units and stock options to be retained until the established ownership levels have been achieved. The Company does not have any other stock retention policy.

Recovery of Awards

The Company has a written policy for the recovery of erroneously awarded incentive-based compensation, in accordance with the NASDAQ and SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the policy, in the event the Company is required to prepare a restatement of its financial statements due to its material noncompliance with any financial reporting requirement under the securities laws, the Company will recoup any incentive-based compensation paid to the Company’s executive officers that exceeds the amount that would have been paid had such compensation amount been determined based on the restated financial statement. A copy of the policy is included as an exhibit to the Company’s Annual Report on Form 10-K. In 2023, the Company was not required to complete a restatement that required recovery of incentive-based compensation, and there was no outstanding balance of excess incentive-based compensation related to any prior restatement. With regard to equity-based awards, the MIP gives the Company broad discretion to reduce, cancel, seek to forfeit, or recoup any Plan participant’s awards upon the breach of any agreement with or obligation to the Company, violation of any Company policy or procedure, or engagement in conduct that is otherwise detrimental to the business or reputation of the Company. Since becoming a public company in 1983, the Company has had no illegal actions by its officers or restatements of financial information.

Summary

The Company intends to continue its practice of compensating its executives through programs that emphasize performance. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between:

●	base salary and incentive compensation,

●	short-term and long-term compensation, and

●	cash and noncash compensation.

Each is determined and measured by:

●	competitive compensation data,

●	financial, operational, and strategic goals,

●	long-term and short-term performance of the Company compared with its peer group, and

●	individual contribution to the success of the Company.

The Committee also reviewed its compensation strategy in general and specific components of total direct compensation and determined that none of the Company’s compensation programs, individually or as a whole, would create risks that are reasonably likely to have a material adverse effect on the Company. The Committee presented its review and conclusion to the entire Board.

50	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

2023 Compensation

Elements of Compensation

The Company’s primary compensation components are summarized below. Generally, the Company’s compensation program consists of an annual base salary, short-term cash incentive awards, and an annual long-term, equity-based award. Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental, and vision plans, and various insurance plans, including disability and life insurance, all of which are available to all employees on a nondiscriminatory basis. The Company provides limited perquisites to executive officers and other key employees as described in more detail on page 58 under the section titled “Other Perquisites.”

Total direct compensation for executive officers, including the NEOs, consists of one or more of the following components:

●	base salary,

●	annual performance-based incentive cash bonus awards,

●	long-term incentive/equity-based compensation,

●	health and welfare benefits, and

●	other benefits.

The table below provides a summary of the description and purpose of each component of our incentive compensation.

Incentive Compensation Component	Description	Purpose
Company Bonus Plan (Cash)	Annual bonus plan based on operating income, with bonus payouts calculated as a percentage of base salary	To encourage individuals with greater roles and the abilities to directly impact strategic direction and long-term results
Performance-Based Units – Operating Income (Equity)	Awards of restricted share units that are subject to future annual operating income targets with incremental vesting

To encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of shareholders with a meaningful stake in the Company, as well as to focus on long-term career orientation

Performance-Based Units – EBITDA (Equity)

Awards of restricted share units that are contingent on the Company’s attainment of a predetermined matrix of future earnings before interest, taxes, depreciation, and amortization (EBITDA) targets based on EBITDA compound annual growth rates

Performance-Based Units – Relative ROIC (Equity)

Awards of restricted share units that are contingent on the Company’s attainment of a targeted three-year return on invested capital (ROIC) relative to the ROIC consistently calculated for the same reporting periods for companies included in an independent peer group

The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. In determining annual compensation, the Compensation Committee reviews all elements of compensation separately and in the aggregate. These compensation components are comparable to those of the Company’s competitors and peer group.

J.B. Hunt Transport Services, Inc. Proxy Statement	51

Executive

Compensation

In its review of executive compensation, and, in particular, in determining the amount and form of incentive awards discussed below, the Compensation Committee generally considers several factors. Among these factors are:

●	market information with respect to cash and long-term compensation for its peer group,

●	amounts paid to the executive officer in prior years as salary,

●	annual bonus and other compensation,

●	the officer’s responsibilities and performance during the calendar year, and

●	the Company’s overall performance during prior calendar years and its future objectives and challenges.

Cash compensation for our NEOs varies as the operating income of the Company changes, due to the nature of our bonus plan described below. Grants of performance-based restricted share units are typically made annually.

It has been the policy of the Company to put a significant portion of the executive’s compensation at risk. This is accomplished by our cash bonus plan, which is directly tied to operating income growth and the issuance of performance-based restricted share units. Equity-based awards from the MIP vest over a time period usually from three to ten years. These awards are subject to forfeiture if the employee leaves the Company. Furthermore, the future vesting of performance-based equity awards is contingent on the Company’s attainment of predetermined performance metrics established by the Committee. The Committee and management believe that the proportion of compensation at risk should rise as the employee’s level of responsibility increases.

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the individual performances of the NEOs. The Compensation Committee considers actual results against pre-established goals and also bases its compensation decisions for the NEOs on:

●	leadership,

●	the execution of business plans,

●	strategic results,

●	operating results,

●	growth in operating income or other identified metrics,

●	size and complexity of the business,

●	experience,

●	strengthening of competitive position,

●	analysis of competitive compensation practices, and

●	assessment of the Company’s performance.

Where possible, the above criteria were compared with the peer group selected as well as the Chief Executive Officer’s and the President’s input for their direct reports and the Chairman of the Board’s input for the Chief Executive Officer.

52	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

Base Salary

The Compensation Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for motivating and retaining the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention, and relative salaries of the peer group members. The Compensation Committee generally approves annual increases in base salaries but may elect not to increase an executive officer’s annual salary and has so elected in prior years. If warranted, the Compensation Committee may approve other increases in base salary where an executive officer takes on added responsibilities or is promoted.

In January 2023 and 2024, the Compensation Committee reviewed each NEO’s base salary and the independent Board members reviewed the Chief Executive Officer’s base salary. After applying the aforementioned guidelines, the independent Board members approved the salary increase listed below for John N. Roberts, III, and the Compensation Committee approved the salary increases listed below for the remaining NEOs.

	2022 Salary ($)	2023 Salary ($)	Increase For 2023 (%)	2024 Salary ($)	Increase For 2024 (%)
John N. Roberts, III (1)	980,000	1,000,000	2.0	1,033,000	3.3
John Kuhlow	475,000	525,000	10.5	541,800	3.2
Shelley Simpson (1)	725,000	800,000	10.3	826,400	3.3
Nicholas Hobbs	625,000	675,000	8.0	700,000	3.7
Darren Field	525,000	575,000	9.5	595,000	3.5

(1) On February 28, 2024, the Board appointed John N. Roberts, III to assume the role of executive Chairman of the Board, upon Mr. Thompson’s retirement from the Board effective as of the Company’s 2024 Annual Meeting of Shareholders. In addition, the Board appointed Shelley Simpson to serve as Chief Executive Officer of the Company upon the retirement of Mr. Roberts from the position effective July 1, 2024. As a result of these changes, the independent Board members approved new annual salaries effective July 1, 2024, of $826,400 for Mr. Roberts and $900,000 for Ms. Simpson, a 20.0% decrease and 8.9% increase, respectively, when compared to their current 2024 salaries reported above.

Annual Bonus Award

The Company has in place a bonus plan tied to operating income (company bonus plan). Operating income is deemed an appropriate metric to determine operational efficiency and removes uncontrollable effects of change in income tax law. When management presents its budget for the year, the Compensation Committee establishes a matrix of reported results with corresponding bonus payout levels. These forecasted revenue and earnings results are based on customer freight trends, strategies for growth and controlling costs, and corporate strategies to maximize shareholder return. Once presented to the Board, the financial budget and bonus plan matrix remains fixed, though management continually reforecasts expectations based on actual results and on changing facts and assumptions. Changes in uncontrollable factors such as general economic conditions, railroad or port authority service issues, or rapidly fluctuating fuel costs can have a significant impact on the Company’s actual financial results. Therefore, as the Company performs against the original budget, the executives’ bonus performs against the pre-established matrix.

The Compensation Committee has, from time to time, utilized a second bonus plan, referred to as the Performance Growth Incentive (PGI) plan, tied to year-over-year revenue growth and EBT, but discontinued this plan for 2023.

J.B. Hunt Transport Services, Inc. Proxy Statement	53

Executive

Compensation

Annual Bonus Payout

For 2023, the company bonus plan was based on annual reported operating income and consisted of a single payout to be made in January 2024 based on the full year 2023 operating income matrix approved by the Compensation Committee. The established matrix consisted of operating income ranging from $1.24 billion to $1.7 billion, translating to annual bonus payout percentages ranging from 15% to 185% of the Chief Executive Officer’s and the President’s base salaries and 15% to 160% of all other NEO’s base salary.

The 2023 annual bonus payout targets compared with actual reported operating income and actual payout percentages were as follows:

	Operating Income ($) (millions)				Bonus Payout % of Salary

Period	Min.	Target	Max.	Reported	Min.	Target	Max.	Actual
Annual (CEO & President)	1,243	1,462	1,681	993	15.0	105.0	185.0	-
Annual (All Other NEOs)	1,243	1,462	1,681	993	15.0	80.0	160.0	-

No annual payout was made under the company bonus plan for 2023, as actual operating income for 2023 did not meet the targeted performance range.

Long-Term, Equity-Based Award

Each executive is eligible to receive a long-term incentive award of performance-based restricted share units. Performance-based restricted share units are intended to help achieve the objectives of the compensation program, including the retention of high-performing and experienced talent, a career orientation, and strong alignment with shareholders’ interests. The performance-based restricted share units are awarded and settled from shares reserved for issuance under the MIP. The Compensation Committee approves or adjusts the award based on the above criteria for all NEOs. The awards for the Company’s Chairman of the Board and Chief Executive Officer are presented for final approval to the Company’s independent Board members. The Compensation Committee believes that performance-based restricted share units must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in the Company. Performance-based restricted share units are used as long-term incentives because they are less dilutive to shares outstanding and to profits. Performance-based restricted share units generally vest over a time period ranging from three to ten years.

For 2023, the Compensation Committee granted two types of performance-based restricted share units to the NEOs of the Company: those based on operating income and those based on ROIC/EBITDA. Three-fourths of the annual NEO restricted share units awarded are subject to future annual operating income targets with incremental vesting, consistent with past awards, while the remaining one-fourth are contingent on two additional metrics measured cumulatively over three years with single cliff vesting at the end of the three-year performance period.

For grants based on operating income, each grant typically vests incrementally over a vesting schedule ranging from three to ten years, subject to service and performance conditions. Each portion that vests in a particular year, or each tranche, of performance-based awards is contingent on the Company’s attainment of predetermined performance goals established by the Compensation Committee. Historically, the Compensation Committee has predominantly set operating income targets for each tranche of performance-based restricted share units granted to NEOs. Therefore, while an NEO may receive a grant that vests over a period of years, the operating income performance goal must be met for each tranche in order for the NEO to receive the full value of the grant. Failure to meet the operating income goal for any tranche would cause that portion of the total grant to be forfeited by the NEO.

54	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

For grants based on ROIC/EBITDA, one-half of the three-year cliff vesting portion (one-eighth of the total award) is contingent on the Company’s attainment of a predetermined range of future earnings before interest, taxes, depreciation, and amortization (EBITDA) targets. The vesting range requires a minimum threshold of EBITDA to be met before any vesting occurs. Depending on the extent to which actual EBITDA exceeds the minimum threshold of the range, the ultimate vesting of the awards can range from 0% to 150% of the original units granted. The remaining one-eighth portion of the total annual award is contingent on the Company’s attainment of a targeted three-year return on invested capital (ROIC) relative to the ROIC consistently calculated for the same reporting periods for each company included in the following additional independent peer group of 13 transportation and logistics companies in the national marketplace:

CH Robinson Worldwide, Inc.	CSX Corporation	Expeditors Int’l of Washington, Inc.
Forward Air Corporation	Hub Group, Inc.	Knight-Swift Transportation Holdings, Inc.
Landstar System, Inc.	Norfolk Southern Corporation	Old Dominion Freight Line, Inc.
Ryder System, Inc.	Schneider National Inc.	Union Pacific Corporation
XPO, Inc.

Depending on which level of ROIC is obtained, the ultimate vesting of the awards can range from 0% to 200% of the original units granted. Consistent with prior grants, all performance criteria used within the awards were established by the Compensation Committee. The Compensation Committee intends to continue to evaluate expansion of equity-based awards subject to these performance conditions in the future.

J.B. Hunt Transport Services, Inc. Proxy Statement	55

Executive

Compensation

The Compensation Committee believes that restricted share units are currently more effective than stock options in achieving the Company’s compensation objectives, as these grants are subject to less market volatility and are less dilutive to shareholders. NEOs realize immediate value as restricted share units vest, with such value increasing as the Company’s stock performance increases. Cash dividends are not paid and there are no voting rights on unvested restricted share units.

In determining the number of performance-based restricted share unit grants for each NEO, the Compensation Committee reviewed peer market data provided by Meridian and a detailed analysis of each NEO’s vested and unvested stock holdings. In considering unvested stock holdings, the Committee reviewed a forecast of the timing of potential future restricted stock unit vesting for each NEO over the next ten years.

The Compensation Committee subjectively considered the following objectives (without any particular weighting) when determining the form and amount of performance-based restricted share units granted to NEOs in 2023:

●	align NEOs’ long-term interests with those of the Company’s shareholders,

●	strengthen retention hooks for NEOs over the long term,

●	ensure competitiveness of NEOs’ total compensation opportunity through an emphasis on performance-based long-term stock compensation,

●	reinforce share holdings of NEOs,

●	align NEOs’ compensation with the Company’s long-term leadership succession planning initiatives, and

●	bolster the continuity of the entire management team through an upcoming period of critical strategic goals and milestones for the Company.

56	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

The Compensation Committee and/or independent directors approved the following performance-based restricted share unit grants, which are recorded based on target performance levels:

	Annual Operating Income Performance-Based Units (#)	Annual ROIC/EBITDA(1) Performance-Based Units (#)	Total Fair Value ($)
John N. Roberts, III	30,027	10,009	7,204,478
John Kuhlow	8,115	2,705	1,947,059
Shelley Simpson	16,231	5,410	3,894,298
Nicholas Hobbs	9,738	3,246	2,336,471
Darren Field	9,738	3,246	2,336,471

(1) One-half of these annual restricted share units are based on ROIC targets and another one-half are based on EBITDA targets, as further discussed in this section above.

The fair value of the awards was based on a 2.64% discount from the Company’s closing stock price of $184.83 on January 19, 2023. The discount represents the present values of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that these discounts are appropriate to value the restricted share units, as the units do not collect or accrue dividends until the awards vest and are settled with Company stock.

The 2023 NEO annual awards shown above vest in annual increments over four years, beginning January 31, 2024, or cliff vest on March 31, 2026, subject to the Compensation Committee’s certification of the Company’s attainment of predetermined operating metrics.

For the first tranche of three-year ROIC/EBITDA awards granted to the named executive officers in 2020, the Compensation Committee certified in March 2023 that the Company achieved an EBITDA compound annual growth rate of 17.0% and ROIC relative to the peer group at the 67.9th percentile for the three-year performance period ended December 31, 2022. These compared to a targeted EBITDA compound annual growth rate range of 5-10% and a targeted ROIC range relative to the peer group at the 50th-100th percentile. As a result, the EBITDA portion of the 2020 awards vested at the 150.0% level and the ROIC portion of the awards vested at the 135.8% level on March 31, 2023. The annual installment of the previously granted operating income-based awards also vested on January 31, 2023 based on the Company’s 2022 operating income of $1.33 billion.

Deferred Compensation

The Company administers a Deferred Compensation Plan for certain of its officers. The employee participant may elect on an annual basis to defer part of his or her salary and/or annual bonus awards. This plan assists key employees in planning for retirement. The Company contributes nothing to the plan, and participants are not permitted to defer shares of Company stock.

Health and Welfare Benefits

The Company provides benefits such as medical, vision, life insurance, long-term disability coverage, and 401(k) plan opportunities to all eligible employees, including the NEOs. The Company provides up to $750,000 in life insurance coverage and up to $10,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are available to all employees on a nondiscriminatory basis. The Company matches certain employee contributions to the 401(k) plan. The Company provides no postretirement medical or supplemental retirement benefits to its employees.

J.B. Hunt Transport Services, Inc. Proxy Statement	57

Executive

Compensation

The Company also provides vacation, sick leave, and other paid holidays to employees, including the NEOs, that are comparable to those provided at other transportation companies. The Company’s commitment to provide employee benefits is due to our recognition that the health and well-being of our employees contributes directly to a productive and successful work life that produces better results for the Company and for its employees.

The Company may provide executive officers a taxable allowance of up to $5,000 per calendar year for an annual physical and ordinary and necessary travel, meals and lodging in connection with the physical. Alternatively, the Company may offer executive officers the opportunity to participate, on a voluntary basis, in an executive health program where the Company will pay the costs, up to $5,000 annually, related to a comprehensive health assessment to address the executive’s overall medical needs and assess health risks. This benefit is available only for actual expenses up to $5,000 incurred by the executive officer during the calendar year in which the benefit is provided.

Personal Benefits

The Company provides certain perquisites to management employees, including the NEOs, as summarized below.

Company Aircraft

The Company actively participates in shared ownership of aircraft services with NetJets. With the approval of the Chief Executive Officer, the NEOs and other management employees use Company aircraft services for business purposes. Personal use of Company aircraft services is provided to executive officers on a very limited basis and to other management employees in the event of emergency or other urgent situations. Also, at the discretion of NetJets, the personal account of an executive officer could be linked to the Company’s direct NetJets agreement to allow the individual to receive a discounted monthly management fee, at no incremental cost to the Company.

Company Vehicles

The Company does not provide Company-owned cars to executives.

Other Perquisites

The Company provides executive officers a taxable allowance of up to $15,000 a year for financial counseling services, which may include legal, financial, estate and/or tax planning, and tax return preparation. This benefit is based on the actual cost of the services. The Company also provides country club and airline/rental car club memberships to certain of its executive officers. These memberships are valued based on the actual costs of the membership, including dues, regardless of whether use was personal or business. The Company also offers executive officers security services, available for primary and secondary residences, in the form of home security systems, monitoring services, or security consulting, the benefit of which is also based on the actual third-party cost or actual time spent and employment cost incurred. Each executive officer is also assigned an administrative assistant who, from time to time, may provide administrative support for personal matters of the executive officer, the benefit of which is based on the actual time spent and employment cost incurred. In addition, as with other members of senior management, executive officers may utilize tickets to entertainment or social events provided to the Company in connection with a corporate sponsorship or charitable contribution, at no incremental cost to the Company.

58	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

Severance Agreements

The Company does not have employment contracts or predetermined personal severance agreements with any of its executives. However, according to the terms of the awards granted under the previously mentioned MIP, all outstanding restricted share units are subject to accelerated or immediate vesting upon the occurrence of a double triggering event, which requires both a “change in control” and the NEO’s retirement, termination by the Company without cause, or resignation for good reason.

Generally, a “change in control” is deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is not a merger, reorganization, or consolidation, when the persons who constitute the Company’s incumbent board of directors cease to constitute a majority of the board, or upon the consummation of a merger, reorganization, consolidation, or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders where more than 50% of the outstanding shares change ownership or a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

J.B. Hunt Transport Services, Inc. Proxy Statement	59

Executive

Compensation

Summary Compensation

The following table summarizes the total compensation earned by or paid to the Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers of the Company who served in such capacities as of December 31, 2023, for services rendered to the Company. These officers are referred to as the NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John N. Roberts, III CEO	2023	997,692	7,204,478	—	—	—	54,163	8,256,333
	2022	975,385	6,592,523	—	1,631,700	—	40,847	9,240,455
	2021	937,115	6,042,085	—	1,786,000	—	36,681	8,801,881
John Kuhlow CFO, CAO, and EVP	2023	519,231	1,947,059	—	—	—	30,352	2,496,642
	2022	466,346	1,806,680	—	672,125	—	14,233	2,959,384
	2021	400,000	1,702,642	—	660,000	—	10,400	2,773,042
Shelley Simpson President	2023	791,346	3,894,298	—	—	—	27,868	4,713,512
	2022	660,577	7,080,985	—	1,051,029	—	24,468	8,817,059
	2021	600,000	2,043,170	—	990,000	—	33,631	3,666,801
Nicholas Hobbs COO, President of Contract Services, and EVP	2023	669,231	2,336,471	—	—	—	31,447	3,037,149
	2022	622,116	2,197,377	—	884,375	—	21,801	3,725,669
	2021	600,000	2,043,170	—	990,000	—	28,212	3,661,382
Darren Field President of Intermodal and EVP	2023	569,231	2,336,471	—	—	—	19,221	2,924,923
	2022	516,346	2,197,377	—	742,875	—	24,351	3,480,949
	2021	444,231	2,043,170	—	742,500	—	20,665	3,250,566

(1) Non-equity incentive plan compensation (paid as a bonus) and salary amounts shown above are reported as gross earnings. Totals may include amounts transferred into the deferred compensation plan and/or into the Company’s 401(k) plan. All non-equity awards are reported in the year in which they are earned.

(2) Amounts reflect grant date fair value of each individual’s specific award, which will be earned over the vesting period (three to ten years) and the achievement of operating income, EBITDA, or ROIC performance goals established by the Compensation Committee at the time of grant. No stock options were granted during 2023, 2022, or 2021.

60	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

Components of All Other Compensation for Calendar Year 2023

Name	Perquisites and Other Personal Benefits ($)	Company Contributions to 401(k) Plan ($)	Restricted Share Units Accelerated Vesting ($)	Total ($)
John N. Roberts, III	44,263	9,900	—	54,163
John Kuhlow	20,771	9,581	—	30,352
Shelley Simpson	17,968	9,900	—	27,868
Nicholas Hobbs	21,547	9,900	—	31,447
Darren Field	11,204	8,017	—	19,221

Components of Perquisites for Calendar Year 2023

Name	Personal Administrative Support ($)	Security Services ($)	Personal Use of Company Plane ($)(1)	Legal and Accounting Fees ($)	Club Dues ($)	Health/ Welfare ($)	Total Perquisites and Other Personal Benefits ($)(2)
John N. Roberts, III	4,660	1,962	5,666	15,000	16,975	—	44,263
John Kuhlow	—	14,727	—	—	6,044	—	20,771
Shelley Simpson	—	5,936	—	1,355	8,407	2,014	17,968
Nicholas Hobbs	110	5,773	4,005	900	7,862	2,641	21,547
Darren Field	—	—	—	435	10,513	—	11,204

(1) The value of personal aircraft usage reported above is based on the Company’s actual invoiced amount from NetJets for the variable costs incurred on each trip. Since the Company’s aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as depreciation and management fees. In addition to the above, on certain occasions, an executive’s spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed for federal income tax purposes as income to the NEO. John N. Roberts, III and Nicholas Hobbs had such imputed income in 2023. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level rates, which are determined by the U.S. Department of Transportation. Also, throughout 2023, Mr. Roberts maintained a personal account with NetJets that was linked to the Company's direct NetJets agreement and allowed Mr. Roberts to receive a discounted monthly management fee, at no Incremental cost to the Company.

(2) Includes gifts and awards of $256 for Shelley Simpson, Nicholas Hobbs, and Darren Field.

J.B. Hunt Transport Services, Inc. Proxy Statement	61

Executive

Compensation

Grants of Plan-Based Awards for 2023

The following table reflects estimated possible payouts under equity and non-equity incentive plans to the NEOs during 2023. The Company’s non-equity incentive-based awards are granted to the NEOs based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the calendar year for which the performance goals are set. Equity-based awards are subject to performance periods ranging from one to three years, as further described on page 54 under “Long-Term, Equity-Based Award”.

The MIP is an annual plan consisting of equity-based awards only. The number of performance-based or time-based restricted share units awarded is measured based on the executive’s level of responsibility and other matters described on page 54 under “Long-Term, Equity-Based Award.” Dividends are not paid on unvested awards of performance-based or time-vested restricted share units.

In 2023, NEOs were eligible to earn a cash bonus under the non-equity incentive award plan based on the Company’s operating income for the calendar year. Please refer to page 53 under “Annual Bonus Award” for further detail.

		Estimated Possible Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	All Other Option Awards

Name/ Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
John N. Roberts, III
AOI	1/19/23	—	—	—	7,506	30,027	30,027	—	—	—	5,403,358
EBITDA	1/19/23	—	—	—	2,502	5,005	7,507	—	—	—	900,650
ROIC	1/19/23	—	—	—	5,004	5,004	10,008	—	—	—	900,470
CBP	1/19/23	150,000	1,050,000	1,850,000	—	—	—	—	—	—	—
John Kuhlow
AOI	1/19/23	—	—	—	2,028	8,115	8,115	—	—	—	1,460,295
EBITDA	1/19/23	—	—	—	676	1,353	2,029	—	—	—	243,472
ROIC	1/19/23	—	—	—	1,352	1,352	2,704	—	—	—	243,292
CBP	1/19/23	78,750	420,000	840,000	—	—	—	—	—	—	—
Shelley Simpson
AOI	1/19/23	—	—	—	4,057	16,231	16,231	—	—	—	2,920,768
EBITDA	1/19/23	—	—	—	1,352	2,705	4,057	—	—	—	486,765
ROIC	1/19/23	—	—	—	2,705	2,705	5,410	—	—	—	486,765
CBP	1/19/23	120,000	840,000	1,480,000	—	—	—	—	—	—	—

62	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

		Estimated Possible Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	All Other Option Awards

Name/ Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)(2)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Nicholas Hobbs
AOI	1/19/23	—	—	—	2,434	9,738	9,738	—	—	—	1,752,353
EBITDA	1/19/23	—	—	—	811	1,623	2,434	—	—	—	292,059
ROIC	1/19/23	—	—	—	1,623	1,623	3,246	—	—	—	292,059
CBP	1/19/23	101,250	540,000	1,080,000	—	—	—	—	—	—	—
Darren Field
AOI	1/19/23	—	—	—	2,434	9,738	9,738	—	—	—	1,752,353
EBITDA	1/19/23	—	—	—	811	1,623	2,434	—	—	—	292,059
ROIC	1/19/23	—	—	—	1,623	1,623	3,246	—	—	—	292,059
CBP	1/19/23	86,250	460,000	920,000	—	—	—	—	—	—	—

(1) This column reflects the maximum non-equity incentive award each NEO was eligible to receive for 2023 under the percentage assigned to each NEO for the cash bonus pools. No bonuses were earned for 2023, as reported in the Summary Compensation Table shown on page 60 of this Proxy Statement.

(2) This column reflects the number of performance-based restricted share units that were granted to the NEOs in 2023.

(3) The fair value of the awards was based on a 2.64% discount from the Company’s closing stock price of $184.83 on January 19, 2023, measured at the target performance level. The discount represents the present value of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that this discount is appropriate to value the performance-based restricted share units, as the units do not collect or accrue dividends until the awards vest and are settled with Company stock. Performance-based restricted share units subject to EBITDA and ROIC are recorded at their target of 100% of the units granted.

Key to Plan-Based Awards Table:

AOI – Annual Operating Income Performance-Based Units

EBITDA – Annual EBITDA Performance-Based Units

ROIC – Annual ROIC Performance-Based Units

CBP – Company Bonus Plan

J.B. Hunt Transport Services, Inc. Proxy Statement	63

Executive

Compensation

Outstanding Equity Awards at Calendar Year-end 2023

As of December 31, 2023, there were no outstanding stock options held by the NEOs. The following table sets forth information concerning restricted share units held by the NEOs as of December 31, 2023.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John N. Roberts, III			9,425	1,882,550
			15,810	3,157,889
			10,539	2,105,060
			18,945	3,784,074
			8,420	1,681,811
			30,027	5,997,593
			10,009	1,999,198
John Kuhlow	303	60,521
			7,471	1,492,258
			4,456	890,041
			2,970	593,228
			5,193	1,037,250
			2,307	460,800
			8,115	1,620,890
			2,705	540,297
Shelley Simpson			3,279	654,947
			3,735	746,029
			5,346	1,067,810
			3,564	711,873
			6,315	1,261,358
			2,806	560,470
			25,992	5,191,642
			16,231	3,241,980
			5,410	1,080,593
Nicholas Hobbs			3,279	654,947
			3,735	746,029
			5,346	1,067,810
			3,564	711,873
			6,315	1,261,358
			2,806	560,470
			9,738	1,945,068
			3,246	648,356

64	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Darren Field	687	137,221
			7,162	1,430,538
			7,759	1,549,783
			5,346	1,067,810
			3,564	711,873
			6,315	1,261,358
			2,806	560,470
			9,738	1,945,068
			3,246	648,356

(1) Restricted share units are time-vested or performance-based awards. Effective vesting dates, pending achievement of required performance goals set for performance-based awards, are noted below. Performance-based restricted share units subject to EBITDA and ROIC are recorded at their target of 100% of the units granted.

Time-Based Awards

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
John Kuhlow	303	10/31/24
Darren Field	687	1/31/24

J.B. Hunt Transport Services, Inc. Proxy Statement	65

Executive

Compensation

Performance-Based Awards

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
John N. Roberts, III	9,425	1/31/24	8,420	3/31/25
	7,905	1/31/24	7,506	1/31/24
	7,905	1/31/25	7,507	1/31/25
	10,539	3/31/24	7,507	1/31/26
	6,315	1/31/24	7,507	1/31/27
	6,315	1/31/25	10,009	3/31/26
	6,315	1/31/26
John Kuhlow	2,490	1/31/26	1,731	1/31/26
	2,490	1/31/27	2,307	3/31/25
	2,491	1/31/28	2,028	1/31/24
	2,228	1/31/24	2,029	1/31/25
	2,228	1/31/25	2,029	1/31/26
	2,970	3/31/24	2,029	1/31/27
	1,731	1/31/24	2,705	3/31/26
	1,731	1/31/25
Shelley Simpson	3,279	1/31/24	2,888	1/31/26
	1,245	1/31/26	2,888	1/31/27
	1,245	1/31/27	2,888	1/31/28
	1,245	1/31/28	2,888	1/31/29
	2,673	1/31/24	2,888	1/31/30
	2,673	1/31/25	2,888	1/31/31
	3,564	3/31/24	2,888	1/31/32
	2,105	1/31/24	4,057	1/31/24
	2,105	1/31/25	4,058	1/31/25
	2,105	1/31/26	4,058	1/31/26
	2,806	3/31/25	4,058	1/31/27
	2,888	1/31/24	5,410	3/31/26
	2,888	1/31/25
Nicholas Hobbs	3,279	1/31/24	2,105	1/31/25
	1,245	1/31/26	2,105	1/31/26
	1,245	1/31/27	2,806	3/31/25
	1,245	1/31/28	2,434	1/31/24
	2,673	1/31/24	2,434	1/31/25
	2,673	1/31/25	2,435	1/31/26
	3,564	3/31/24	2,435	1/31/27
	2,105	1/31/24	3,246	3/31/26
Darren Field	2,364	1/31/24	2,673	1/31/25
	2,364	1/31/25	3,564	3/31/24
	2,434	1/31/26	2,105	1/31/24
	2,513	1/31/24	2,105	1/31/25
	874	1/31/25	2,105	1/31/26
	874	1/31/26	2,806	3/31/25
	874	1/31/27	2,434	1/31/24
	874	1/31/28	2,434	1/31/25
	875	1/31/29	2,435	1/31/26
	875	1/31/30	2,435	1/31/27
	2,673	1/31/24	3,246	3/31/26

(2) Values are based on the last closing market price of $199.74 on December 31, 2023.

66	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

Restricted Share Units Vested for 2023

The following table sets forth information concerning restricted share units vested during 2023.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1) (2)
John N. Roberts, III	6,315	1,193,851
	7,905	1,494,440
	9,425	1,781,796
	17,958	3,150,911
	14,109	2,667,306
Total	55,712	10,288,304
John Kuhlow	1,730	327,057
	2,227	421,014
	303	52,077
	344	59,123
Total	4,604	859,271
Shelley Simpson	2,105	397,950
	2,673	505,331
	3,278	619,706
	6,246	1,095,923
	5,051	954,892
	6,667	1,222,061
	2,888	588,777
Total	28,908	5,384,640
Nicholas Hobbs	2,105	397,950
	2,673	505,331
	3,278	619,706
	6,246	1,095,923
	5,051	954,892
	6,667	1,222,061
Total	26,020	4,795,863
Darren Field	2,105	397,950
	2,673	505,331
	874	165,230
	1,639	309,853
	3,124	548,137
	687	129,877
Total	11,102	2,056,378

(1) Value realized on the acquired shares shown above is gross earnings. Values are earned over multiple years. The receipt of vested shares in calendar year 2023 should not be interpreted to mean that all value was earned in the year the shares were received. Each executive retained a portion of the available vested shares as shown below:

John N. Roberts, III	31,002
John Kuhlow	2,689
Shelley Simpson	16,084
Nicholas Hobbs	14,483
Darren Field	7,687

(2) Values represent the fair market value of the underlying common stock on the date of vesting.

J.B. Hunt Transport Services, Inc. Proxy Statement	67

Executive

Compensation

Components of Nonqualified Deferred Compensation for Calendar Year 2023

We have a nonqualified deferred compensation plan that allows eligible employees to defer a portion of their compensation. Participants can elect to defer up to a maximum of 50% of their base salary as well as up to 85% of their bonus for the year. The compensation deferred under this plan is credited with earnings or losses of investments elected by plan participants. Each participant is fully vested in all deferred compensation and earnings; however, these amounts are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive deferred amounts in one payment or in quarterly installments payable over a period of two to 25 years upon reaching the age of 55, having 15 years of service, or becoming disabled. Our total liability under this plan was $31,595,221 as of December 31, 2023, and $25,148,974 as of December 31, 2022. These amounts are included in other long-term liabilities in our Consolidated Balance Sheets. Participant withholdings are held by a trustee and invested as directed by participants. These investments are included in “other assets” in our Consolidated Balance Sheets and totaled $31,595,221 as of December 31, 2023, and $25,148,974 as of December 31, 2022. No NEO participated in our nonqualified deferred compensation plan in 2023.

Potential Post-Employment Benefits

The Company generally does not have employment contracts or predetermined personal severance agreements with any of its executives. However, according to the terms of the awards granted under the previously mentioned MIP, all outstanding restricted share units are subject to accelerated or immediate vesting upon the occurrence of a double triggering event, which requires both a “change in control” and the NEO’s retirement, termination by the Company without cause, or resignation for good reason. In addition, the Compensation Committee may permit the accelerated vesting of restricted share units in the event of the NEO’s death or disability.

Generally, a “change in control” is deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is not a merger, reorganization or consolidation, when the persons who constitute the Company’s incumbent board of directors cease to constitute a majority of the board, or upon the consummation of a merger, reorganization, consolidation or similar form of corporate transactions involving the Company that requires the approval of the Company’s shareholders where more than 50% of the outstanding shares change ownership or a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company. The awards granted under the previously mentioned MIP are also subject to certain non-competition covenants for a two-year period following cessation of employment with the Company.

Potential benefits to an NEO due to his or her separation of service without cause, retirement, or resignation for good reason following a “change in control,” or in the event the Compensation Committee permits accelerated vesting of outstanding restricted share units upon the NEO’s death or disability, are shown below. The amounts represent the immediate vesting of all outstanding restricted share units and are valued using the last closing market price of $199.74 on December 31, 2023.

John N. Roberts, III	$20,608,175
John Kuhlow	6,695,285
Shelley Simpson	14,516,702
Nicholas Hobbs	7,595,911
Darren Field	9,312,477

68	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation of our CEO.

For 2023, our last completed fiscal year:

●	The median of the annual total compensation of all of the Company’s employees, other than our CEO, was $66,919.

●	The annual total compensation of our CEO was $8,256,333.

●	Based on this information, the ratio for 2023 of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 123 to 1.

In determining the median of the annual total compensation of all of the Company’s employees, other than our CEO, we are required to identify the Company’s “median employee.” Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. The Company determined that no such change has occurred since the Company identified its “median employee” in 2022.

To identify the “median employee” in 2022, we performed the following:

●	We conducted a full analysis of our employee population as of our determination date of December 31, 2022.

●

We excluded employees residing in Mexico and Canada from our calculation under the De Minimis Exemption. Employees located in Mexico and Canada constituted 0.15% and 0.02% of our total employee population, respectively, which consisted of 56 individuals in Mexico and 8 individuals in Canada as of our determination date.

●

Our employee population, after taking into consideration the aforementioned adjustments, consisted of 37,087 individuals. Of these employees, 36,755 individuals were full-time (or full-time equivalent) employees, with the remainder employed on a part-time (less than 30 hours per week) basis. 99.83% of our employees (37,087 individuals) were located in the United States.

●

We used a definition that was not total compensation and instead chose the aggregate of the employee’s base pay and cash incentive bonuses paid during the period of January 1, 2022, through December 31, 2022. These balances were then annualized, with any anomalous reported earnings being replaced with a substantially similar employee balance. Reasons for the replacement of anomalous earnings were primarily due to a lack of adequate length of employment history with the company or the employee incurring a leave of absence during the analysis period.

●	Using this methodology, we determined that the “median employee” was a warehousing, distribution, and transportation coordinator.

To determine the annual total compensation of the “median employee” for 2023, we identified and calculated the elements of compensation for this identified employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

J.B. Hunt Transport Services, Inc. Proxy Statement	69

Executive

Compensation

Pay Versus Performance

The table below reports calculated compensation actually paid for our CEO, considered our principal executive officer, and averages of calculated compensation actually paid for our remaining reported NEOs, together with shareholder returns, net income and operating income for the past three years. The Compensation Committee considers operating income to be the most important financial performance measure used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance.

Pay versus Performance Table					Value of Initial Fixed $100 Investment Based On:

Year (a)	Summary Compensation Table Total For PEO ($)(1) (b)	Compensation Actually Paid to PEO ($)(2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4) (e)	Total Shareholder Return ($)(5) (f)	Peer Group Total Shareholder Return ($)(6) (g)	Net Income ($) (thousands)(7) (h)	Operation Income ($) (thousands)(8) (i)
2020	7,453,372	10,215,473	3,552,426	3,597,136	118.10	121.49	506,035	713,119
2021	8,801,881	16,995,242	3,337,948	6,489,537	177.90	164.69	760,806	1,045,530
2022	9,240,455	5,614,863	4,745,765	3,310,170	153.12	135.94	969,351	1,331,553
2023	8,256,333	12,654,140	3,293,057	4,956,985	177.00	162.05	728,287	993,196

(1) This column lists the total compensation amount for our principal executive officer (PEO), John N. Roberts, III, reported in the Summary Compensation Table shown on page 60 of this Proxy Statement.

(2) For each year listed, this column is calculated as follow:

		2020	2021	2022	2023
	Total Compensation as reported SCT	$7,453,372	$8,801,881	$9,240,455	$8,256,333
(Subtract)	Pension values reported in SCT for covered fiscal year	-	-	-	-
(Subtract)	Fair value of stock awards granted during covered fiscal year	(6,507,402)	(6,042,085)	(6,592,523)	(7,204,478)
Add	Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in the covered year	-	-	-	-
Add	Fair value of stock awards granted in covered fiscal year and that are unvested at end of such covered fiscal year – valued at year-end	7,779,212	8,384,433	5,735,618	7,785,675
Add	Fair value of stock awards granted in covered fiscal year that vested during such covered fiscal year – valued on date of vesting	-	-	-	-
Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	-	-	-	-
Add/ (Subtract)	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	1,361,340	5,510,480	(2,280,415)	2,097,842
Add/ (Subtract)	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	128,951	340,533	(488,272)	1,718,768
(Subtract)	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	-	-	-	-
Equals	Compensation Actually Paid to PEO	$10,215,473	$16,995,242	$ 5,614,863	$12,654,140

70	Proxy Statement J.B. Hunt Transport Services, Inc.

Executive

Compensation

(3) This column lists the average total compensation amount for our other non-PEO NEOs reported in the Summary Compensation Table shown on page 60 of this Proxy Statement or for the years 2020, reported in the Summary Compensation Table included in our 2021 Proxy Statement filed on March 18, 2021. The non-PEO NEOs included are as follows:

2020

David G. Mee – former Chief Financial Officer and Executive Vice President, Finance/Administration

John Kuhlow – Chief Financial Officer, Chief Accounting Officer, and Executive Vice President

Shelley Simpson – Chief Commercial Officer and Executive Vice President of People and Human Resources

Nicholas Hobbs – Chief Operating Officer, President of Contract Services, and Executive Vice President

Darren Field – President of Intermodal and Executive Vice President

Terrence D. Matthews – former President of Intermodal and Executive Vice President

2021

John Kuhlow – Chief Financial Officer, Chief Accounting Officer, and Executive Vice President

Shelley Simpson – Chief Commercial Officer and Executive Vice President of People and Human Resources

Nicholas Hobbs – Chief Operating Officer, President of Contract Services, and Executive Vice President

Darren Field – President of Intermodal and Executive Vice President

2022 and 2023

John Kuhlow – Chief Financial Officer, Chief Accounting Officer, and Executive Vice President

Shelley Simpson – President

Nicholas Hobbs – Chief Operating Officer, President of Contract Services, and Executive Vice President

Darren Field – President of Intermodal and Executive Vice President

(4) For each year listed, this column is calculated as follow:

		2020	2021	2022	2023
	Total Compensation as reported SCT	$3,552,426	$3,337,948	$4,745,765	$3,293,057
(Subtract)	Pension values reported in SCT for covered fiscal year	-	-	-	-
(Subtract)	Fair value of stock awards granted during covered fiscal year	(1,851,489)	(1,958,038)	(3,320,605)	(2,628,575)
Add	Pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in the covered year	-	-	-	-
Add	Fair value of stock awards granted in covered fiscal year and that are unvested at end of such covered fiscal year – valued at year-end	1,693,017	2,717,115	3,056,371	2,840,626
Add	Fair value of stock awards granted in covered fiscal year that vested during such covered fiscal year – valued on date of vesting	5,931	-	-	-
Add	Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	-	-	-	-
Add/(Subtract)	Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	354,143	2,185,409	(904,527)	985,448
Add/(Subtract)	Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	(156,892)	207,103	(266,834)	466,429
(Subtract)	Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	-	-	-	-
Equals	Average Compensation Actually Paid to NEOs	$3,597,136	$6,489,537	$3,310,170	$4,956,985

(5) This column lists a cumulative 4-year total return of shareholders of our common stock and assumes the value of the investment (including reinvestment of dividends) was $100 on December 31, 2019 and tracks it through December 31, 2023. The stock price performance included in the column is not necessarily indicative of future stock price performance.

(6) This column lists a cumulative 4-year total return of shareholders of a peer group calculated using the same method for column (f). For 2023 and 2022, the peer group used was that listed under the section titled "Benchmarking Against a Peer Group" on page 46 of this Proxy Statement. For 2021, the peer group used was the same as 2023 and 2022, with the omission of Union Pacific Corporation. For 2020, the peer group used was the same as 2021, with the addition of Kansas City Southern. Kansas City Southern was removed and replaced with Union Pacific Corporation due to the acquisition of Kansas City Southern by Canadian Pacific Railway Limited. Kansas City Southern was omitted from the 2021 peer group total shareholder return because its common stock was no longer listed for trading at the end of 2021. The cumulative 4-year total shareholder returns through December 31, 2023 of the former peer group (excluding both Union Pacific Corporation and Kansas City Southern), the current peer group, and the Company were $168.98, $162.05 and $177.00, respectively.

J.B. Hunt Transport Services, Inc. Proxy Statement	71

Executive

Compensation

(7) This column lists our reported net income for the year indicated.

(8) This column lists our reported operating income for the year indicated, which we consider the most Important financial performance measure that was used to link compensation actually paid for the most recent fiscal year to company performance.

Description of the Relationship Between Compensation Actually Paid to Our Named Executive Officers and Company Performance

The following graphs present the relationships between the compensation actually paid to our PEO and average compensation actually paid to our remaining reported NEOs to our total shareholder return, net income, operating income, and our peer group’s total shareholder return for the years ended 2021, 2022, and 2023.

Compensation Actually Paid vs. Cumulative TSR	Compensation Actually Paid vs. Net Income

Compensation Actually Paid vs. Operating Income

Company's Most Important Financial Performance Measures

The following are the most important financial performance measures, as determined by the Company, that link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the Company’s performance:

●	Earnings before interest, taxes, depreciation, and amortization (EBITDA)

●	Operating income

●	Return on invested capital (ROIC)

72	Proxy Statement J.B. Hunt Transport Services, Inc.

Compensation Committee Report

The 2023 Compensation Committee was composed of Thad Hill, Chairperson, Sharilyn S. Gasaway, and James L. Robo, none of whom is an officer or employee of the Company and all of whom have been determined by the Board to be independent. The Compensation Committee met three times in 2023 to discuss, among other items, the salaries, bonuses, and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer.

The Compensation Committee has reviewed and discussed the preceding CD&A with management, and based upon such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

J.B. Hunt Transport Services, Inc. 2023 Executive Compensation Committee
Thad Hill, Chairperson Sharilyn S. Gasaway James L. Robo

J.B. Hunt Transport Services, Inc. Proxy Statement	73

Proposal Number Two

Advisory Vote On Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in the Proxy Statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act).

As discussed in our Compensation Discussion and Analysis (CD&A) on page 43, our executive compensation programs for our NEOs, as well as other executives, are designed to be competitive within the transportation industry and to link executive compensation with the creation of shareholder value. The overall compensation philosophy is guided by the following principles:

●

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate, and retain high-performance talent to achieve and maintain a leading position in its industry. Our total compensation package should be strongly competitive with other transportation companies.

●

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational, and strategic objectives. Differentiated pay for high-performing individuals should be proportional to their contributions to the Company’s success.

●

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

●

Long-term incentive compensation, the Company’s MIP, should be closely aligned with shareholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of shareholders with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are expected to own Company stock. The expectations are discussed in the CD&A under the caption “Stock Ownership Guidelines.”

Generally, the Company’s compensation program consists of an annual base salary, short-term cash incentive award, and an annual long-term, performance-based equity-based award. The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. Base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention, and peer group salaries. The short-term cash incentive award is tied to operating income. The long-term, equity-based awards utilize restricted share units. The restricted share units awarded to the Company’s NEOs are performance-based restricted share units, which vest over multiple years upon the Company’s attainment of predetermined operating metrics established and approved by the Compensation Committee. Equity awards granted to our NEOs in 2023 vest annually subject to attainment of annual operating income goals or cliff vest at the end of a three-year performance period based on cumulative EBITDA and ROIC goals.

74	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 2

Advisory Vote on Executive Compensation

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our shareholders to indicate their support for our NEO compensation as described in the Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you as a shareholder the opportunity to express your views regarding our fiscal year 2023 executive compensation policies and procedures for NEOs. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in the Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of J.B. Hunt Transport Services, Inc. approve, on an advisory basis, the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables, and related narrative discussion in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider shareholders’ concerns and take them into account when designing future executive compensation programs. The Board therefore recommends that you indicate your support of the Company’s executive compensation in fiscal year 2023, as outlined in the above resolution.

J.B. Hunt Transport Services, Inc. Proxy Statement	75

Report of the Audit Committee

The Audit Committee

The 2023 Audit Committee was composed of Sharilyn S. Gasaway, Chairperson, Francesca M. Edwardson, and Persio Lisboa. Ms. Gasaway and Ms. Edwardson each served as a member of the Audit Committee during the full 2023 calendar year, while Mr. Lisboa joined the Audit Committee immediately after our 2023 Annual Meeting. The Company’s Board has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership pursuant to the NASDAQ corporate governance listing standards and has also determined that Ms. Gasaway and Mr. Lisboa each have the attributes of an audit committee financial expert as defined by SEC requirements.

The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the “Corporate Responsibility” section of the Company’s website at jbhunt.com. In carrying out its responsibilities, the Audit Committee, among other things:

●	monitors the integrity of the financial reporting process, systems of internal accounting controls, and financial statements and reports of the Company,

●	appoints, retains, compensates, and oversees the Company’s independent auditors, including reviewing the qualifications, performance, and independence of the independent auditors,

●	reviews and preapproves all audit, attest, and review services and permitted non-audit services,

●	oversees the performance of the Company’s internal audit function, and

●	oversees the Company’s compliance with legal and regulatory requirements.

In 2023, the Audit Committee met nine times. The Audit Committee schedules its meetings with a view to ensure that it devotes appropriate attention to all of its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and the Company’s internal auditors, in each case outside the presence of the Company’s management.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2023 calendar year and met and held discussions with management, the Company’s internal auditors and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by Auditing Standard 1301 of the Public Company Accounting Oversight Board, as may be modified, supplemented, or amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, as may be modified, supplemented, or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

76	Proxy Statement J.B. Hunt Transport Services, Inc.

Report of the

Audit Committee

Based on the Audit Committee’s discussions with management, the internal auditors, and the independent auditors as described above, and upon its review of the representation of management and the independent auditors and the reports of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2023, as filed with the SEC.

J.B. Hunt Transport Services, Inc. 2023 Audit Committee Members
Sharilyn S. Gasaway, Chairperson Francesca M. Edwardson Persio Lisboa

J.B. Hunt Transport Services, Inc. Proxy Statement	77

Proposal Number Three

Ratification Of Independent Registered Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2024 calendar year. The Board seeks an indication from our shareholders of their approval or disapproval of the Audit Committee’s selection of PwC as the Company’s independent registered public accounting firm for the 2024 calendar year.

PwC has been our independent auditor since 2021. No relationships exist with PwC other than the usual relationships between auditor and client. Representatives of PwC are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. If our shareholders do not ratify the appointment of PwC at the Annual Meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2024 calendar year. Additionally, even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2024 calendar year if it determines that such a change would be in the best interests of the Company and its shareholders.

Audit And Non-Audit Fees

The Audit Committee preapproves the audit and non-audit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the calendar year. The Audit Committee is informed from time to time regarding the non-audit services actually provided pursuant to the preapproval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general preapproval, it will require specific preapproval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure that such services do not impair the independence of the Company’s independent registered public accounting firm. The Audit Committee approved all services provided by PwC for the 2023 and 2022 calendar years. These services included the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the Company’s quarterly financial statements, consent for and review of registration statements filed by the Company with the SEC, and audit of the Company’s employee benefit plan. See “Report of Audit Committee” set forth earlier for a discussion of auditor independence.

78	Proxy Statement J.B. Hunt Transport Services, Inc.

Proposal 3

Ratification of Independent Registered Public Accounting Firm

The following table shows the fees billed for audit and other services provided to the Company by PwC for 2023 and 2022 calendar years, respectively:

	2023 ($)	2022 ($)
Audit fees (1)	1,446,000	1,416,122
Audit-related fees (2)	45,000	45,000
Tax fees	—	—
All other fees	—	—

(1) Audit fees consisted of the audit of the Company’s annual financial statements, including the audit of the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and consent for and review of registration statements filed by the Company with the SEC.

(2) Audit-related fees consisted of the audit of the Employee Benefit Plan.

The Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of PwC as the Company’s independent registered public accounting firm. PwC did not bill the Company for any other services relating to calendar years 2023 and 2022.

Policy on Audit Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has the responsibility of appointing, setting compensation for, and overseeing the work of the independent auditor and has established a policy to preapprove all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of four categories of services:

●

Audit services include audit work performed related to the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, attestation services, and consultation regarding financial accounting and/or reporting standards.

●

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

●

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, including fees in the areas of tax compliance, tax planning, and tax advice.

●	Other services are those not captured in the other categories. The Company generally does not request such services from the independent auditor.

J.B. Hunt Transport Services, Inc. Proxy Statement	79

Proposal 3

Ratification of Independent Registered Public Accounting Firm

Prior to the engagement, the Audit Committee preapproves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage the independent auditor for additional services not contemplated in the original preapproval. In those instances, the Audit Committee requires specific preapproval before engaging the independent auditor.

The Audit Committee may delegate preapproval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

80	Proxy Statement J.B. Hunt Transport Services, Inc.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO VOTE BY INTERNET, TELEPHONE, OR MAIL

IF YOU VOTE BY INTERNET OR TELEPHONE, DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors

JENNIFER R. BOATTINI Corporate Secretary

J.B. Hunt Transport Services, Inc. Proxy Statement	81

Questions and Answers about the Proxy Materials and the Annual Meeting

When And Where Is The Annual Meeting?

Date:	Thursday, April 25, 2024
Time:	10 a.m. Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc.
Corporate Offices Elevation Auditorium 615 J.B. Hunt Corporate Drive Lowell, Arkansas 72745

What Matters Will Be Voted Upon At The Annual Meeting?

At the Annual Meeting, you will be asked to:

●

Consider and vote upon a proposal to elect nominees Francesca M. Edwardson, Sharilyn S. Gasaway, Thad Hill, Bryan Hunt, Persio Lisboa, Patrick Ottensmeyer, John N. Roberts, III, James L. Robo, and Shelley Simpson as directors to hold office for a term of one year, expiring at the close of the Annual Meeting of Shareholders in 2025.

●	Consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers.

●	Consider and vote upon a proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the 2024 calendar year.

●	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

What Constitutes A Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

Only shareholders of record of the Company’s common stock at the close of business on Tuesday, February 20, 2024, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

(1) directly by the shareholder of record, and

(2) beneficially through a broker, bank, or other nominee.

Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting.

As of the record date, there were 103,298,462 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.

Why Did I Receive A Notice Regarding The Internet Availability Of The Proxy Materials Instead Of A Paper Copy Of The Proxy Materials?

We are utilizing the SEC’s rules that allow us to furnish our proxy materials over the internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials, rather than a full paper set of the proxy materials.

82	Proxy Statement J.B. Hunt Transport Services, Inc.

Questions and Answers about the Proxy

Materials and the Annual Meeting

This notice of internet availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. Shareholders who request or have requested to receive a paper copy of the materials will receive a full paper set of the proxy materials by mail.

This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

What Is The Difference Between Holding Shares As A “Registered Owner” And A “Beneficial Owner”?

Most of the Company’s shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

●

Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

●

Beneficial Owners – If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote or to vote in person at the Annual Meeting. However, because you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee (who is the shareholder of record) giving you the right to vote the shares.

What Shareholder Approval Is Necessary For Approval Of The Proposals?

●

Election of Directors

Each director shall be elected by a vote of the majority of votes cast with respect to that director. This means that a director must receive “for” votes from more than 50% of the number of shares voted with respect to that director. However, if the number of nominees is greater than the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any shareholder meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote.

●

Advisory vote on the resolution to approve the Company’s compensation of its named executive officers

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote. While this vote is required by law, it will neither be binding on the Company nor the Board. It also will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

●

Ratification of the appointment of PwC as the Company’s independent registered public accounting firm

Ratification of the Audit Committee’s appointment of PwC as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this vote, a failure to vote, a vote to abstain, or withholding your vote (or direction to your broker to do so) is not counted as a vote cast and, therefore, will have no effect on the outcome of this vote. Shareholder ratification is not required for the appointment of the Company’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our shareholders.

J.B. Hunt Transport Services, Inc. Proxy Statement	83

Questions and Answers about the Proxy

Materials and the Annual Meeting

As of the record date, directors and executive officers of the Company beneficially owned an aggregate 2,203,445 shares of common stock representing 2.1% of our common stock issued and outstanding and, therefore, 2.1% of the voting power entitled to vote at the Annual Meeting. The Company believes that its directors and executive officers currently intend to vote their shares as follows:

●	FOR the election of directors for one (1) year

●	FOR the resolution approving the Company’s compensation of its named executive officers

●	FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2024 calendar year

May I Vote My Shares In Person At The Annual Meeting?

If you are the registered owner of shares of the Company’s common stock on the record date, you have the right to vote your shares in person at the Annual Meeting. Please bring the Notice of Internet Availability of Proxy Materials with you for admission to the Annual Meeting.

If you are the beneficial owner of shares of the Company’s common stock on the record date, you may vote these shares in person at the Annual Meeting if you request and obtain a legal proxy from your broker, bank, or other nominee (the shareholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy, and present it to the Company at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your voting instructions or proxy card so that your vote will be counted if you later decide not to attend the Annual Meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by following the instructions in the Notice of Internet Availability of Proxy Materials. The internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time on Wednesday, April 24, 2024 (the day before the Annual Meeting). If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date and promptly return the accompanying proxy card in the enclosed addressed postage-paid envelope that will be provided to you in response to your request, even if you plan to attend the Annual Meeting. The immediate return of your proxy card will be of great assistance in preparing for the Annual Meeting and is, therefore, urgently requested. If you choose to vote by mail, your completed proxy card must be received before the polls close for voting during the 2024 Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy card will not be used.

If you are the beneficial owner of shares held in “street name,” you should instruct your broker, bank, or other nominee on how to vote your shares in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials provided by your broker, bank or other nominee. The instructions from your nominee will indicate whether internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

If you hold shares in street name through a broker, bank, or other nominee, your broker, bank, or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Under current stock exchange rules, brokers who do not have instructions from their customers may not use their discretion in voting their customers’ shares on certain specific matters that are not considered to be “routine” matters, including the election of directors, executive compensation, and other significant matters. The proposals in this Proxy Statement regarding the election of directors and the advisory votes concerning executive compensation are not considered to be routine matters. Therefore, without your specific instructions, your shares will not be voted on these matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

Ratification of the appointment of PwC as the Company’s independent registered public accounting firm is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, brokers, banks, and other nominees will have the discretionary authority to vote shares of our common stock with respect to this proposal.

84	Proxy Statement J.B. Hunt Transport Services, Inc.

Questions and Answers about the Proxy

Materials and the Annual Meeting

What Is A Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank, or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because:

(1) the beneficial owner has not instructed the nominee on how to vote, and

(2) the nominee lacks discretionary voting power to vote such issues.

Under NASDAQ rules, a nominee does not have discretionary voting power with respect to the approval of “nonroutine” matters absent specific voting instructions from the beneficial owners of such shares.

How Will My Proxy Be Voted?

Shares represented by a properly executed proxy (by internet, telephone, or in paper form) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. Kirk Thompson and John N. Roberts, III are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1) FOR the election of the nominees for director named in this Proxy Statement,

(2) FOR the resolution approving the Company’s compensation of its named executive officers,

(3) FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2024 calendar year

(4) in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

This Proxy Statement is considered to be voting instructions for the trustees of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan for our common stock allocated to individual accounts under this plan. If account information is the same, participants in the plan (who are shareholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy And Change My Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

(1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy),

(2) giving notice of your changed vote to us in writing mailed to the attention of Jennifer R. Boattini, Corporate Secretary, at our executive offices, or

(3) attending the Annual Meeting and giving oral notice of your intention to vote in person.

You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

Who Will Pay The Costs Of Soliciting Proxies?

Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail, or facsimile. The Company will bear the expense of preparing, printing, and mailing this Proxy Statement and accompanying materials to our shareholders. Upon request, the Company will reimburse brokers, banks, and other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our common stock.

In 2023, the Company retained Broadridge, an independent proxy solicitation firm, to assist in soliciting proxies from shareholders. The Company paid Broadridge a fee of approximately $132,000 as compensation for its services and was reimbursed for its out-of-pocket expenses. The fee amount was not contingent on the number of shareholder votes cast in favor of any proposal, and Broadridge is prohibited from making any recommendation to our shareholders to either accept or reject any proposal or otherwise express an opinion concerning a proposal. Proxy solicitation fees in 2024 are expected to be comparable to those paid in 2023.

J.B. Hunt Transport Services, Inc. Proxy Statement	85

Questions and Answers about the Proxy

Materials and the Annual Meeting

What Other Business Will Be Presented At The Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, Kirk Thompson and John N. Roberts, III, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Shareholder Proposals For The 2025 Annual Meeting?

●	Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

In order for a shareholder proposal to be eligible to be included in the Company’s Proxy Statement and proxy card for the 2025 Annual Meeting of Shareholders, the proposal:

(1) must be received by the Company at its executive offices, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, on or before November 14, 2024, and

(2) must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

●	Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our Bylaws provide for proxy access for director nominations by shareholders. A shareholder, or group of up to 20 shareholders, owning an aggregate of at least 3% of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the Board then in office, provided that the shareholder(s) and nominee(s) satisfy the proxy access requirements set forth in Section 2.14 of our Bylaws. In order for a shareholder to nominate a director candidate for election to be considered at our Annual Meeting (for inclusion in the Company’s proxy materials), our Bylaws provide that the shareholder must give written notice to our Secretary at the Company’s principal executive offices, and such notice must be received by the Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, in advance of the anniversary of the date (as stated in the Company’s proxy materials) that the Company’s definitive proxy statement was first sent to shareholders in connection with the previous year’s Annual Meeting, unless an alternative deadline under our Bylaws is triggered. To be in proper written form, a shareholder’s notice to the Secretary must comply with all requirements contained in our Bylaws, a copy of which may be obtained upon written request to the Secretary.

Accordingly, in connection with our 2025 Annual Meeting of Shareholders, a shareholder intending to nominate a director for inclusion in the Company’s Proxy Statement and proxy card for such Annual Meeting, must provide written notice to the Secretary at the Company’s executive offices, at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, and such notice must be received by the Secretary not earlier than the close of business on October 15, 2024, and not later than the close of business on November 14, 2024.

●	Other Shareholder Proposals or Director Nominees

In order for a shareholder to nominate a director candidate for election or introduce a proposal to be considered at our Annual Meeting which is not intended to be included in the Company’s proxy materials for such meeting, our Bylaws provide that the shareholder must give written notice to our Secretary at the Company’s principal executive offices, and such notice must be received by the Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s Annual Meeting, unless an alternative deadline under our Bylaws is triggered. To be in proper written form, a shareholder’s notice to the Secretary, including a notice pursuant to Rule 14a-19 under the Exchange Act, must comply with all requirements contained in our Bylaws, a copy of which may be obtained upon written request to the Secretary.

86	Proxy Statement J.B. Hunt Transport Services, Inc.

Questions and Answers about the Proxy

Materials and the Annual Meeting

Accordingly, in connection with our 2025 Annual Meeting of Shareholders, a shareholder intending to introduce a proposal or nominate a director, but not intending the proposal or nomination to be included in the Company’s Proxy Statement and proxy card for such Annual Meeting, must provide written notice to the Secretary at the Company’s executive offices, at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary, and such notice must be received by the Secretary not earlier than the close of business on December 26, 2024, and not later than the close of business on January 24, 2025. Because our advance notice bylaws require earlier notice than Rule 14a-19, all notices required under Rule 14a-19 must also be received by the Secretary not later than the close of business on January 24, 2025. The persons appointed by our Board to act as proxy holders for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any matter or proposal not properly presented for a vote at such meeting.

Where Can I Find The Voting Results Of The Annual Meeting?

The Company will publish final voting results of the Annual Meeting on a Form 8-K within four business days after the annual shareholders meeting on April 25, 2024.

What Should I Do If I Receive More Than One Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one notice. Please submit a proxy to vote your shares to which each notice relates by internet as described above or if you requested to receive the proxy materials by mail, complete, sign, date, and return each proxy card you receive. If you have shares held in one or more “street names,” then you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold shares each voting instruction form received from that bank, broker, or other nominee (or obtain a proxy from each such nominee holder if you wish to vote during the Annual Meeting).

What Is Householding?

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, certain shareholders who have the same address and last name will receive only one copy of the Notice of Internet Availability of Proxy Materials or, if subsequently requested, only one set of proxy materials, unless one or more of these shareholders notifies the Company that he or she wishes to continue receiving individual copies. Shareholders who do not participate in householding will continue to receive separate notifications or sets of proxy materials.

If you share an address with another shareholder and received only one copy of the notification or set of proxy materials and would like to request separate copies, or if you do not wish to participate in householding in the future, please:

(1) mail such request to J.B. Hunt Transport Services, Inc., Attention: Corporate Secretary, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, or

(2) call the Corporate Secretary toll-free at 800-643-3622.

Similarly, you may also contact the Company if you received multiple copies of the notification or set of proxy materials and would prefer to receive a single copy in the future.

J.B. Hunt Transport Services, Inc. Proxy Statement	87

Questions and Answers about the Proxy

Materials and the Annual Meeting

What Do I Need To Do Now?

First, read this Proxy Statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by voting electronically via the internet or if you requested a proxy card by mail, by executing and returning the proxy card or using the telephone option provided. If you are the beneficial owner of shares held in “street name,” then you should follow the voting instructions of your broker, bank, or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted:

(1) FOR the election of the nominees for director named in this Proxy Statement,

(2) FOR the resolution approving the Company’s compensation of its named executive officers,

(3) FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the 2024 calendar year

Who Can Help Answer My Questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this Proxy Statement, or if you need directions to or special assistance at the Annual Meeting, please call the Corporate Secretary toll-free at 800-643-3622. In addition, information regarding the Annual Meeting is available at our website, jbhunt.com.

88	Proxy Statement J.B. Hunt Transport Services, Inc.

J.B. HUNT®
The Transportation Logistics Company

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Central Time, on April 24, 2024.

Online
Go to **www.envisionreports.com/JBHT** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/JBHT

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Francesca M. Edwardson	☐	☐	☐	02 - Sharilyn S. Gasaway	☐	☐	☐	03 - Thad (John B. III) Hill	☐	☐	☐
04 - Bryan Hunt	☐	☐	☐	05 - Persio Lisboa	☐	☐	☐	06 - Patrick Ottensmeyer	☐	☐	☐
07 - John N. Roberts, III	☐	☐	☐	08 - James L. Robo	☐	☐	☐	09 - Shelley Simpson	☐	☐	☐

Proposal	For	Against	Abstain
2. To consider and approve an advisory resolution regarding the Company's compensation of its named executive officers.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for calendar year 2024.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 P C F 6 0 3 4 2 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03XTPC

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need the fifteen digit number on the front of this proxy card. The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. ("Computershare") and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. (CT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the Annual Meeting of Stockholders on April 25, 2024, at 10 a.m. (CT) at the offices of the corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas and at any adjournment thereof.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of a voided check to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare	Telephone Inside the USA:	(877) 498-8861
P.O. Box 43006	Telephone Outside the USA:	(781) 575-2879
Providence, RI 02940-3006	TDD/TTY for Hearing Impaired:	(800) 952-9245

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/JBHT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

The undersigned hereby constitutes and appoints Kirk Thompson and John N. Roberts III or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 25, 2024, at 10 a.m. (CT) at the offices of the Company, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 25, 2024

The proxy materials for the Company's Annual Meeting of Stockholders, including the 2023 Annual Report and Proxy Statement, are available over the Internet by accessing www.envisionreports.com/jbht.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.